An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

THIS OFFERING IS A TIER 2 OFFERING PURSUANT TO REGULATION A.

GENERALLY, AS A TIER 2 OFFERING PURSUANT TO REGULATON A, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

Post Qualification Amendment Number One

Regulation A

Preliminary Offering Circular

Under the Securities Act of 1933

Form 1-A

Tier Two

Mass Megawatts Wind Power, Inc.

100 Boston Turnpike, Ste. J9B #290

Shrewsbury, MA 01545

(Physical Address- 523 Southbridge Street, Worcester, MA 01610)

Telephone (508)942-3531

www.massmegawatts.com

(date not yet determined)

Up to a maximum 10,000,000 shares of Common Stock

We are offering up to 10,000,000 shares of our common stock at s price of $0.01 per share. The shares are offered on a “best efforts” basis directly through our officers and directors. We will pay no commissions or other fees in connection with the offering. We will receive a maximum of $100,000 related to these sales.

Our common stock is quoted on the OTC markets at around $0.015 per share.

Price to Public	Underwriting Discount and Commission	Proceeds to Issuer	Proceeds to other persons

$0.01	none	no minimum	none
10 million shares maximum	none	$100,000 maximum	none

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS THAT YOU SHOULD CONSIDER IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

NOT AN OFFER TO SELL, NOR SOLICITING AN OFFER TO BUY, ANY SHARES OF OUR COMMON STOCK IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH SALE IS PROHIBITED.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, WHICH WE REFER TO AS THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO (2) BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

THIS OFFERING IS A TIER TWO OFFERING PURSUANT TO REGULATION A,

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

State Law Exemption and Purchase Restrictions for Tier 2 Offering pursuant to Regulation A

Mass Megawatts Wind Power, Inc. is a full SEC reporting company with audited financial statements with PCAOB (Public Company Accounting Oversight Board) standards. Tier 2 offerings pursuant to Regulation A requires audited financial statements and PCAOB audits are eligible for Tier 2 offerings.

Our shares of common stock are being offered and sold only to “qualified purchasers” (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our shares of common stock offered hereby is offered and sold only to “qualified purchasers”. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D under the Securities Act (“Regulation D”) and (ii) all other investors so long as their investment in our shares of common stock do not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse or spousal equivalent, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

Table of Contents

Page number

Part II

1	Summary
2	Risk Factors
8	Forwarding Statement
9	Dilution
9	Plan of Distribution
9	Use of Proceeds
11	Legal Proceedings
12	Organization History
12	Description of the Business
26	Description of Property
26	Management Discussion and Analysis or Plan of Operation
28	Directors, Executive Officers, and Control Persons
30	Compensation of Directors and Executive Officers
31	Security Ownership of Beneficial Owners and Management
31	Interest of Management and Others in Certain Transactions
32	Description of Securities
32	Market for Common Equity and Related Stockholder Matters

F1 - F33	FINANCIAL STATEMENTS
ANNUAL REPORT FOR YEAR ENDED APRIL 30, 2022
ANNUAL REPORT FOR YEAR ENDED APRIL 30, 2021
Quarterly Report for Three Months Ended July 31,2022
Quarterly Report for Three Months Ended October 31,2022

35	Part III Exhibits
2.1 Restated Articles of Incorporation
2.2 Corporate Bylaws
2.3 Subscription Agreement
2.4 License Agreement between Mass Megawatts and Jonathan Ricker
2.5 Legal Opinion
2.6 Consent of Auditor Malone Bailey
2.7 Consent of Auditor L&L CPAs PA
2.8 Amendment to Articles of Incorporation
36	Signatures

Summary of Company

Mass Megawatts’ principal line of business is to develop a solar tracker for production to produce sales in the near term and wind energy production equipment for potential applications in the longer term. The Company is currently finding locations for suitable operating facilities for its solar project using the solar tracker technology. In addition to its solar projects, the company intends to build and operate wind energy generated power plants utilizing proprietary MultiAxis Turbine technology after the solar tracker technology develops to a level of consistent sales to be able to be profitable or close to profitable.

Summary of Primary Business (Solar Tracker Product)

The patent pending, Mass Megawatts ‘Solar Tracking System’ (STS) is a complete solar power system that is designed to continually adjust the position of solar panels to receive the optimal level of direct sunlight throughout the day. Unlike other solar tracking technologies, the Mass Megawatts STS utilizes a low-cost structure that adds stability to the overall solar-power system while improving energy production levels for the customer.

Advantages to owning a solar tracking system (STS)

●	Increases solar energy production by 25+% over traditional solar power systems
●	Provides an affordable, solar-power solution for business use
●	Reduces (or eliminates) the need to purchase higher priced electricity from the local utility
●	Lowers your monthly electric bill with Net Metering.
●	Provides a payback occurring within a few years
●	Available federal, state, and local incentives can reduce your costs dramatically

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RISK FACTORS

New product might not be successful, and Uncertainty of Market Acceptance

Developing Business presents new obstacles

Company not at Mass Production Stage

Marketing risk

Possible Loss of Entire Investment

Intellectual Property Risk

Inability to Sell Offering and Need of Additional Financing

Stock Market Fluctuation Risk

Growth Management Risk

Retention of Key Employee Retention Rick and Management Dependence

Going Concern Qualifications

Limitations in Site Locations

Regulatory Risk

Supplier Reliance

Competition

Fluctuation of Conventional Energy Prices

Changes in Government Incentives

Inability to Obtain Grants

Employee Union Activities

Product Liability Risk

Product Recall Risk

Insufficient Warranty Reserves

Supplier Ethics Risk

Cost of Being Public Risk

No Dividend

Dilution Risk

Mass Megawatts Wind Power was incorporated in 1997 in Massachusetts. Our principal offices are located Worcester, Massachusetts. Our telephone number is (508) 942-3531. References herein to “Mass Megawatts” “we”, “us”,and “our”, mean Mass Megawatts Wind Power, Inc. unless the context otherwise requires.

RISK FACTORS

Investing in our shares is risky. You should carefully consider the following risks before making an investment decision. The trading price of our shares could decline due to any of these risks, and you could lose all or a part of your investment.

1.	New Product Development

The technological and operational success is the key to the Company’s success. As in the commercial development of any new mechanical product, long-term operation may lead to the discovery of deficiencies in the solar tracker design, MAT design and/or in its manufacturing. For instance, long-term operation might disclose that the loading exceeds design criteria, resulting in materials fatigue failure. Significant developments in technologies, such as advanced fracking, ethanol, improved natural gas, or improvements in competitive solar trackers, may materially and adversely affect our business and prospects in ways we do not currently anticipate. Any failure by us to develop new technologies or to react to improvements with existing technologies, could materially delay our new technologies, which could result in the decreased revenue and reduction of overall market share in both the solar marketplace and larger energy market.

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2.	Developing Business Risks

The early stages of any start-up business are subject to many risks. Company success is highly influenced by the normal expenses, problems, complications, and frequent delays associated with a new business. It is likely that Mass Megawatts will continue to require substantial capital in addition to the proceeds of this offering. The ability to raise capital and support growth of its operations is dependent on maintaining suitable profit margins for each investment the Company makes in its solar power technology. Additionally, numerous factors including the nation’s economy, conditions of the capital markets in general, and conditions affecting the solar and wind energy industry may affect Mass Megawatts’ ability to raise capital. There is no assurance that the Company’s products will result in a commercial success.

3.	Company not at Mass Production Stage

Currently, we have only solar tracker prototypes for the purpose of testing and finalizing the design before any commercial or mass production. The patent filings related to the solar trackers are pending and not yet granted. Fatigue and weather-related structural testing has been done on a limited basis with a proof of concept prototype. The future success of the Company is dependent on its ability to manufacture and to deliver the solar trackers on a timely basis at a sustained and acceptable cost. While the assembly capacity could be established without much difficulty, no-full scale production is currently implemented. Increasing this assembly capacity might involve uncertainty and risk. Any delay in the financing, design, manufacture and could materially damage our business, financial condition, and operating results. New solar technology often experiences delays in the design and manufacture. Mass Megawatts experienced significant delays in launching the solar tracker. We initially announced that we would begin delivering at an earlier date. These delays resulted in additional costs and adverse publicity for our business. We may experience similar delays in launching our production, and any such delays could be significant. In addition, final designs for the build out of the planned facilities are still in process, and component procurement and manufacturing plans have not been finalized. We are currently evaluating our suppliers for planned production. However, we may not be able to engage suppliers for the remaining components. In addition, we will also need to do extensive testing to ensure that the Solar Tracker is in compliance with UL 3703 prior to beginning mass production. Our plan to is dependent upon the timely availability of funds. The build out of our manufacturing plans in a timely manner and ability to execute plans are critical.

4.	Market Risk

No utility purchase agreement has been signed at a purchase price that would result a profit. There can be no assurances that the Company’s own marketing efforts will be successful. The Company has not entered any distribution arrangements. The Company requires significant investment prior to commercial introduction and may never be successfully developed or commercially successful. There can be no assurance that we will be able to meet the expectations of our customers or will become commercially viable. The Company may not be able to build the solar trackers to the expectations created by the early prototype. The customers may not accept our solar tracker and our future sales could be adversely affected. In the future, the Company may be required to introduce on a regular basis new and enhanced solar trackers. As technologies change, we will be expected to upgrade or adapt our products and introduce improved versions. We have limited experience simultaneously designing, manufacturing and marketing our product.

5.	Possible Loss of Investment

Prospective investors should be aware that their entire investment could be at risk. Quarterly variations in financial results could cause the market price of the Common Stock to fluctuate substantially. Mass Megawatts’ revenues and earnings are difficult to predict because of the unpredictable timing related to the production goals. In addition, the stock marketing in general could experience wide price and volume fluctuations. There are no assurances that an investment in this company will be profitable.

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6.	Intellectual Property

There can be no assurances that patents will issue from any of the pending applications. In addition, regarding any patent that may issue, there can be no assurance that the claims allowed will be sufficiently broad to protect the Company’s technology or that issued patents will not be challenged or invalidated. There is no certainty that we are the first inventor of a new product covered by pending patent applications or the first to file patent applications. We be certain that the pending patent applications of our company or any licensor will result in issuing of patents or that there would be sufficient protection against a competitor. In addition, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications related to issued U.S. patents will be issued. Furthermore, some foreign countries provide significantly less effective patent protection than in the United States. The status of patents involves complex legal and factual questions and the breadth of claims allowed is uncertain. As a result, we cannot be certain that the patent applications will result in patent issuances. The protection against competitors with similar technology is uncertain. Additionally, patents issued are subject to infringement and potentially be redesigned by others. Competitors may obtain patents that we need to license or design around. The increased costs may have a negative impact on our business.

7.	Risk of Inability to Achieve the Maximum Proceeds in the Amount of the Offering

It will be more difficult for the company to achieve a successful implementation of its business plan if the maximum proceeds made available through this offering cannot be raised. Wind power generating facilities require substantial investments. General economic and capital market conditions may have a negative impact in the Company’s ability to achieve the maximum proceeds amount. If less than the maximum proceeds are sold, the percentage of non-product manufacturing expenses (offering, legal, accounting, and advertising expenses) to the overall use of offering proceeds will be greater than the percentage if the maximum proceeds are sold.

8.	Stock Market Risk

Although, there is some liquidity of the company’s Common Stock on OTC Markets at the current time, there has been no guarantee of a market for our Common Stock and the Investors may not be able to sell their shares after the offering is completed. There is no guarantee of liquidity at any time in the future with the common stock of Mass Megawatts being traded on OTC Markets. There can be no assurance that a significant public market will develop or be sustained after this offering. In addition, there is risk that the offering will not be able to be completed.

9.	Growth Management

Rapid growth could impair the Company’s ability to effectively manage growth. Managing growth requires expanding the employee, operational, and financial bases. Failure to develop efficient construction and manufacturing processes of the solar technology could have a negative impact on the ability to manage growth. Mass Megawatts might not have the ability to execute its forward commitments to manufacture and construct its solar trackers. If we are unable to establish and maintain confidence with business prospects among consumers, then our financial condition and business outlook may suffer. Suppliers and installers will be less likely to invest time and resources in developing business opportunities with Mass Megawatts if they do not have confidence with us. In order to build and maintain our business, we must maintain confidence among customers and suppliers Many factors are largely outside our would likely harm our business and make it more difficult to raise additional funds when needed.

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10.	Retention of Key Employees Risk

Our key employees are not bound by any employment agreement. There can be no assurance that we will be able to successfully attract key people necessary to grow our business. A good part of our future success is dependent upon our ability to attract key technology, sales, marketing and support personnel and any failure to do so could adversely impact our business. The Company may in the future experience difficulty in retaining members of our management team. Additionally, we do not have “key person” life insurance policies covering any of our officers or other key employees. There is substantial competition for qualified individuals with the specialized knowledge of solar energy and this competition affects both our ability to retain and hire key employees.

11.	“Going Concern” Qualifications

Our accountants have included an explanatory paragraph in their reports on our financial statements regarding our ability to continue as a going concern. During the ordinary course of business, operating losses have incurred each period since inception, resulting in an accumulated deficit and negative cash flows. Currently, management is soliciting additional equity investors to fund these losses. However, these conditions raise substantial doubt about the Mass Megawatts, ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

12.	Limited Site Locations

Local regulatory, permitting, and zoning constraints may limit, delay, or affect the cost of site development. The visibility of solar energy farms and wind turbines as well as threats to endangered or migratory birds may require wind turbines to not be sited near areas where such species might be threatened. In addition, suitable sites may be located in areas where the availability of solar or wind resource does not coincide with power needs, and it may be remote from adequate transmission facilities. In some otherwise favorable sites, the energy cost may be low. Some sites might be limited with the high cost of acquiring easements and other land use rights. Site development may be affected by social policy concerns, such as noise and visibility of wind energy systems. The danger to migratory birds and other wildlife may require the site locations to be abandoned or moved to areas where the endangered species might not be threatened. Other site related issues include local regulatory, zoning and permitting constraints which may delay, limit or affect the cost of site development.

13.	Regulations

The electric industry is subject to energy and environmental laws at the federal, state, and local levels. The Public Utility Regulatory Act of 1978 provides qualifying facilities (“QFs”) important exemptions from substantial federal and state legislation, including regulation as public utilities. Loss of QF status by any one of the Company’s projects could cause the Company to become a public utility holding company, thereby causing many of the Company’s other projects to lose their QF status and become subject to regulation as public utilities. The compliance of the regulations may be complicated or difficult. Specialized or legal assistance may be required for the company to carry out its business. Electric generation projects also are subject to federal, state, and local laws and administrative regulations, which govern the geographic location, zoning, land use, and operation of plants and emissions produced by said plants. Recently, modified legislation of the Public Utility Holding Company Act of 1935 (“PURPA”) increases competition by allowing utilities to develop production facilities that don’t qualify as QFs without being subject to regulation under PUHCA.

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14.	Suppliers Reliance

Interruption of suppliers’ operations can delay delivery of components to the company, which could adversely impact the company’s operations. Mass Megawatts purchases components from outside venders and is aware of alternative suppliers for single-sourced items. The Company believes that the loss of any one supplier would have only a short-term impact on its production schedule. In the long term, additional suppliers will be required as production volume increases. While we believe that we may be able to establish alternate supply relationships and can obtain or engineer replacement components for our single source components. Mass Megawatts may be unable to do so in the short term or at all at prices or costs that are favorable to us. In particular, while we believe that we will be able to secure alternate sources of supply for almost all of our single sourced components on a relatively short time frame, qualifying alternate suppliers or developing our own replacements for certain highly customized components of the solar tracker, such as the solar panels, inverters and racking.

This supply chain exposes us to multiple potential sources of delivery failure or component shortages Mass Megawatts is currently evaluating our suppliers for the planned production solar tracker and we intend to establish suppliers for key components. Changes in business conditions beyond our control or which we do not presently anticipate, could also affect our suppliers’ ability to deliver components to us on a timely basis. If we experience increased demand, or need to replace our existing suppliers, there can be no assurance that additional supplies of component parts will be available when required on terms that are favorable to us or that any supplier would allocate sufficient supplies. The loss of any single or limited source supplier or the disruption in the supply of components from these suppliers could lead to delays that could materially adversely affect our business. A failure by our suppliers to provide the components necessary to manufacture our solar trackers could prevent us from fulfilling customer orders in a timely fashion which could result in a material adverse effect on our business. In addition, since we have no fixed pricing arrangements with any of our suppliers which could harm our financial condition.

15.	Competition

Fossil fuel-fired plants including gas-fired and petroleum-fueled power plants, are the primary competition of the Company. In addition, the increased use of competitive bidding procedures has made obtaining power purchase agreements with utilities more competitive. Competitive bidding generally has reduced the price utilities pay independent power producers, which, in turn, reduces the profitability of many independent power projects. If solar power and wind power become a more widely accepted technology, large and well-capitalized companies deciding to invest in any of the various wind power technologies, may also increase the competition.

16.	Fluctuation of Conventional Energy Prices

Survival of wind-powered facilities depends on producing electricity at a cost that is competitive with other forms of generation. Low fossil fuel prices, which reduce the cost of electricity generated by fossil fuels, may adversely affect the Company’s ability to generate profits.

17	Changes in Government Incentives

Any reduction or elimination of government incentives because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of the solar tracker may result in the reduced competitiveness. Our growth depends in part on the availability of incentives for solar energy. Certain regulations that encourage sales of solar power equipment could be reduced or eliminated, either currently or at any time in the future. For example, while the federal and state governments have from time-to-time enacted tax credits and other incentives, our competitors have more resources with legislative activities.

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18	Inability in Obtain Grants

Mass Megawatts plans to apply for federal and state incentives including, loans, grants, and tax incentives designed to support renewable energy technologies. We anticipate that in the future there will be new opportunities for us. Our ability to obtain funds or incentives from government sources is subject to the approval of our applications of participating programs. The application process for these incentives will be highly competitive. There is no assurance that the Company will be successful. If there is a lack of success in obtaining any of these additional incentives and we cannot find alternative sources of funding to meet our planned expenditures, our business could be materially adversely affected.

19	Employee Union Activity

None of our employees are currently represented by a labor union, In the future that may change. It could result in higher employee costs and increased potential of work stoppages. As the business grows, there can be no assurances that our employees will not join or form a labor union or that we will not be required to become a union signatory. Mass Megawatts is neutral as to the formation of unions. We are also directly or indirectly dependent upon companies with unionized work forces, such as suppliers and shipping companies. Those companies may have work stoppages or strikes having a material adverse impact on our business. If a work stoppage occurs, it could delay the manufacture and sale of our solar trackers.

20.	Product Liability Risk

Mass Megawatts may become subject to product liability claims. It could harm our business. A successful product liability claim against us could require us to pay a substantial monetary award and claim could generate substantial negative publicity about any significant lawsuit seeking damages exceeding our coverage may have a material adverse effect on our reputation. We may not be able to secure additional product liability insurance coverage on commercially acceptable terms or at reasonable costs when needed, particularly if we do face liability for our products and are forced to make a claim under our policy.

21.	Product Recall Risk

Any product recall in the future may result in adverse publicity, damage our brand. Such recalls, voluntary or involuntary, involve significant expense and diversion of management attention and other resources, which would adversely affect our brand image in our target markets and could adversely affect our business.

22.	Insufficient Warranty Reserves

If our warranty reserves are inadequate to cover future warranty claims on our solar trackers, our business could be negatively impacted. We record and adjust warranty reserves based on changes in estimated costs and actual warranty costs. However, the Company has extremely limited operating experience with our solar trackers and little experience with warranty claims and estimating warranty reserves There can be no assurances that our existing warranty reserves will be sufficient to cover all claims or that our limited experience with warranty claims will adequately address the needs of our customers to their satisfaction.

23.	Supplier Ethics Risk

Our ethical standards are important to our company. Our suppliers are independent with their own business practices. A lack of demonstrated compliance could lead us to seek alternative suppliers, which could increase our costs and result in delayed delivery of our products or other disruptions. Legal violations by our suppliers or the divergence of an independent supplier’s labor or other practices from those generally accepted as ethical could also attract adverse publicity. If we, or other manufacturers in our industry, encounter these problems in the future, it could harm the industry’s image and our business.

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24	Cost of Being Public Risk

As a public company, we will incur significant expenses that we did not incur as a private company, including legal and accounting costs associated with public company reporting and corporate governance. Mass Megawatts is planning to file a Form 10 which will result in complying with rules implemented by the Securities and Exchange Commission. In addition, our management team will also have to adapt to the additional requirements of being a SEC reporting company. We expect complying with these rules and regulations will substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. The increased costs associated with operating as a public company will increase our expenses. Additionally, these requirements will require extra attention of our management. The uncertainty especially among anyone not familiar with the obligations of public companies may cause more difficulty to attract and retain qualified individuals to serve on our board of directors or as our executive officers.

25.	No Dividend

Mass Megawatts has not achieved a profit in its history and there is no guarantee of the company distributing a dividend in the near future. We did not declare any cash distributions or dividends in the past, and we currently do not anticipate paying any cash distributions or dividends in the foreseeable future. Our priority is supporting our operations and to finance the development of our business. Any future determination relating to dividend policy will depend on a number of fact including capital requirements and our financial condition.

26.	Dilution

The proposed public offering price is higher than the average price per share paid by many investors in the Company. Accordingly, new investors in the Company will experience substantial immediate dilution with respect to their investment.

27.	Penny Stock Risk

Shares of Common Stock may be considered a penny stock. Investors may have difficulty with selling the stock due to the reduced pool of investors, an illiquid market, and a low stock price. Our common stock is less than $5 per share and is defined as a penny stock being valued at less than five dollars per share. Penny stocks are considered as risky and speculative. Additionally, Mass Megawatts does not meet financial requirements that avoid being defined as a penny stock such as being registered on an Exchange with a minimum net tangible asset value requirement or minimum required value of revenue over a three -year period. Under Section 15(h) of the Exchange Act, Broker Dealers are required furnish a risk disclosure document with the risk of penny stocks and broker requirement of full disclosure related to rights customers and remedies available with respect of violations by the broker dealers related to penny stock rules and related full disclosure requirements including the potential illiquidity of the penny stock. Brokers are obligated to evaluate each individual investor experience and objectives to determine if penny stock are suitable. The due diligence of the broker dealers may require a higher transaction cost for trades in penny stocks. Violations of the due diligence obligations by broker dealers may result in compensation of financial losses to investors, fines and other penalties.

Note: In addition to the above risks, businesses are often subject to risks not foreseen or fully appreciated by management. In reviewing this Disclosure Document, potential investors should keep in mind other possible risks that could be important.

FORWARD LOOKING STATEMENTS

Some of the statements under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” anticipates”, “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms or other comparable terminology.

Although, we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

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Among the important factors that could cause actual events to differ materially from those indicated by forward- looking statements in this registration statement the failure of the Company to achieve or maintain necessary zoning approvals with respect to the location of its MAT power developments; to successfully produce the solar trackers and the MAT on time and remaining competitive; the inability of the Company to sell its current turbines offered for sale or any future sale, if needed, to finance the marketing and sales of its electricity; general economic conditions; as well as those risk factors detailed in the periodic reports filed by the company

DILUTION

Shares Issued and Outstanding, Common Stock, no par Before the Offering (As of August 18,2021)	147,139,579 shares

Shares Issued and Outstanding, Common Stock, no par If the event of the successful completion of the offering can be achieved.	157,139,579 shares

PLAN OF DISTRIBUTION

The company will sell shares directly to the public through our officers and directors who will receive no compensation in connection with the sale of the shares. Mass Megawatts will begin the offering promptly. The company will pursue it continuously thereafter until either the maximum has been sold or the date at which the Offering is earlier terminated by the company at its sole discretion. This Offering must terminate within one year after the date of the qualification of this Offering Statement unless a new offering statement is filed with the SEC and then this Offering may continue to be offered and sold until the earlier of the qualification of the new offering statement or one year from the qualification of this offering statement. However, we have the right to discontinue the offering after 60 days even if the maximum has not been sold. This is a best efforts offering, and we can give no assurance that any number of shares will be sold.

USE OF PROCEEDS (If maximum amount of $300,000 is raised).

CAUTIONARY NOTE: After reviewing the portion of the offering a potential investor should consider whether his investment available for future development of the Company’s business and operations, would be adequate.

Total Proceeds	$100,000	100%
Less:
Offering expenses, commissions, and finders fees	0	0%
Legal, Accounting, and Advertising	9,000	9%
Net Proceeds from Offering	91,000	91%

Use of Proceeds:

Production Facilities Expenses	20,000	20%
Marketing and Customer Acquisition	24,000	24%
Product Refinement and Improvements	10,000	10%
Capital Cost of Production Equipment	15,000	10%
Administrative	22,000	22%

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The highest priority will be preparing to manufacture the solar tracker. In the development of the solar trackers, Mass Megawatts would first conduct weather related and environmental testing activities. However, most of the testing has been done. Our second highest priority is third party verification of the technology in order to be eligible for future debt financing and more favorable equity financing. In the beginning of the marketing of the solar tracker, the Company plans to finance the sales of the trackers. Just like any new product, outside financing and customer acceptance are major obstacles until a few sales and customer references are established. The ability to receive bank or related financing for our customers and ourselves after a short period of time should be available. However, since we have to earn the bank and customer acceptance, financing the initial sales will be critical.

The next priority is our marketing program. The first effort will be toward developing strategic alliances with other solar power developers who have done the initial steps of zoning, financing, and other requirements toward developing successful wind energy projects. The developers may benefit from Mass Megawatt’s new product if it can be proven to be more cost effective. No assurance can be given as to the development of a successful new product. Numerous other risks may prevent developers from considering any business relationships with Mass Megawatts. However, the first few small projects will advance the confidence of potential allies and developers.

As soon as the Mass Megawatts establishes on the course of its primary marketing efforts, the Company plans to establish strategic alliances with companies involved with green marketing programs. As noted earlier, numerous other risks may prevent developers from considering any business relationships with Mass Megawatts. No assurance can be given as to the development of a successful marketing efforts. The Company, Mass Megawatts, will begin these efforts with “word of mouth” techniques at business organizations and with power brokers. Other efforts include direct advertising to green pricing customers either through direct mail or advertising in the media in conjunction with environmental related events. On a limited budget, the Company will be able to determine which marketing methods are most effective by marketing in a very limited geographical area.

As initial marketing efforts including “word of mouth” techniques have matured, the company will advertise in local publications if cash flow allows continued marketing efforts. Again, as noted earlier, no assurance can be given as to the development of a successful marketing program. If successful, television and radio advertisement could be utilized.

As our next priority, working capital and administrative support will be used for contingencies on an “as needed” basis.

Finally, the priority of any additional research and product development needs would be financed by the offering proceeds after the working capital and administrative activities are satisfied.

After using the proceeds, Mass Megawatts should be in a better position to raise more financing within one year for commercializing its product.

More specific uses of the proceed include

$15,000 Capital Cost of Production Equipment. The cost of production molds for the custom-made parts to be produced is a fixed cost. The composite structure below the racking system which support the moving parts would need to be standardize for easy field installation and reduced cost of parts for the solar tracking system.

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$10,000 product refinement and improvements include construction, data acquisition, experimental retrofits/engineering and testing and testing with outside engineering companies for structural verification to reduce foundation and racking requirements. It is possible to reduce the cost to being below the cost of a comparable stationary unit. That has never been done before. However, that may only have an advantage in high wind location. Our current marketing strategy does not require it as our trackers in itself will reduce the cost of solar generated electricity. Every year, we plan to spend some funds for product improvement.

$24,000 (or less if proceeds under $100,000) marketing, customer acquisition expenses, and web site related promotion

$22,000 administrative expenses.

$20,000 production facilities expenses include $4,000 warehouse space with loading dock for the office and production facilities of the tracker platforms for one year. $10,000 initial cash outlay for three employees on an as needed basis. However, the cost of sales would limit the repetition of this expense as the cost would be covered with each sale. $6,000 for equipment and minimum inventory requirements to production.

$100,000 to Finance Initial Sales to overcome the obstacles of customer acceptance and bank financing of a new product. The company will be anticipated to recoup this expenditure from the repayment of the loan by the customer in addition to the revenue and/or profit from the sale. Any future financing could be outside vendors or low interest long term bonds once the company achieves the credit worthiness of a company with sustainable profits. If less than $300,000 is raised, the amount to finance initial sales will be reduced to meet the budget of the reduced investment proceeds.

LEGAL PROCEEDINGS

The Company currently have no legal proceedings to which the Company is a party to or to which its property is subject to, and, to the best of its knowledge, no adverse legal activity is anticipated or threatened.

TRANSFER AGENT

Mass Megawatts Wind Power, Inc.’s transfer agent is V Stock Transfer, Inc. with an address of 18 Lafayette Place, Woodmere, New York 11598. The telephone number is (212) 828-8436.

EXPERTS

Our balance sheets, the statements of our operations, shareholders’ equity and cash flows for the years ended April 30, 2021, and 2022 have been included in this Offering Circular, which includes an explanatory paragraph on our ability to continue as a going concern. Additional Financial Statements for the most recent two fiscal quarters being the periods ended July 31, 2022 and October 31,2022 are also included in this Offering Circular.

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ORGANIZATION HISTORY SINCE INCEPTION

Mass Megawatts Wind Power Inc., a Massachusetts Corporation, (“ Mass Megawatts” or the “Company”) was organized as Mass Megawatts, Inc. under the laws of the Commonwealth of Massachusetts on May 27,1997. Mass Megawatts, Inc. changed its name from Mass Megawatts, Inc. on January 2, 2001, to Mass Megawatts Power, Inc. On February 27,2002 the Company changed its name from Mass Megawatt Power, Inc to Mass Megawatts Wind Power, Inc.

There has been no bankruptcy, receivership or proceeding in the Company’s history. Mass Megawatts never had a reverse split or forward split of its Common Stock. No event occurred involving material reclassification, merger, consolidation, or significant amount of assets purchased or sold not pertaining to the ordinary course of business. Mass Megawatts has not recorded any significant revenue since its inception and there is substantial doubt about the going concern status of the company without additional funding. There have been no trading suspension orders issued by the SEC concerning the issuer or its predecessors.

DESCRIPTION OF BUSINESS

Issuer’s Business, Products and Services

Summary of Business

Mass Megawatts’ principal line of business is to develop a solar tracker for production to produce sales in the near term and wind energy production equipment for potential applications in the longer term. Currently, we have only solar tracker prototypes for the purpose of testing and finalizing the design before any commercial or mass production. The patent filings related to the solar trackers are pending and not yet granted. The Company is currently finding locations for suitable operating facilities for its solar project using the solar tracker technology. In addition to its solar projects, the company intends to build and operate wind energy generated power plants utilizing proprietary MultiAxis Turbine technology after the solar tracker technology develops to a level of consistent sales to be able to be profitable or close to profitable. Mass Megawatts built several wind energy power plants to test and develop the new technology. However, we have not achieved a final product for commercial production of the wind power plants.

Solar Tracker Business Background

Over the past 15 years, Mass Megawatts has continually strived to innovate and improve alternative energy systems and technologies. This includes new innovations that significantly improve the efficiency of solar power systems. Our latest innovation, the Mass Megawatts Solar Tracking System (STS), is designed to increase solar energy production by 30%.

The patented pending STS technology is designed to automatically adjust the position of solar panels to receive an optimal level of direct sunlight throughout the day. Unlike other solar tracking technologies, the Mass Megawatts STS utilizes a low-cost structure that adds stability to the overall system while improving energy production levels.

The STS utilizes an innovative structural design that combines a simple, yet robust, A-frame design with a low-cost, protective outer-wall. Using a non-electrical, and passive, tracking technology, the solar panels are automatically repositioned throughout the day as the sun’s position travels from east to west. With ground fittings secured at multiple points, the system is designed to handle extreme weather and winds up to 120 mph.

The tracking technology allows the panels to receive more direct sunlight and to generate more solar power for the customer. With this system, solar power production is increased by up to 30% as compared to stationary configurations. Future versions of the STS will also offer a dual-tracking capability, which can further improve solar power generation levels by an additional 10%.

The STS allows Mass Megawatts to lower material costs and reduce the number of solar panels needed to generate the rated capacity. Due to this advantage, Mass Megawatts can deliver more solar power production at a price similar to lower-capacity, stationary systems. Specifically, we plan to offer solar tracker systems sized to the optimal use of the customer. The additional cost of the solar tracking system is less than 10 percent additional cost of a conventional stationary solar project of the same size . The power output of the solar tracking system is greater than 30 percent than a conventional solar power system of a similar size.

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A Mass Megawatts STS system is appropriate for ground-level, residential and business sites, as well as, commercial, roof-top installations, and has a rated life expectancy of 20 years. Installation can be completed in a few business days, and there is no annual, routine maintenance to perform. Mass Megawatts coordinates all aspects of system delivery, including permitting, installation, and working to obtain any available tax incentives. They monitor the performance of each system, and provide a full, performance guarantee.

Solar Tracker Technical Details

The STS utilizes a revolutionary, patent-pending framework that significantly reduces the torque required to adjust the position of solar panels throughout the day. Unlike other tracking technologies that apply a vertical, up-and-down motion, the STS rotates the solar panels into position using a horizontal motion. The amount of torque needed to accomplish this movement is minimal, and can be accomplished with a simpler, lower-cost design.

The STS framework also allows multiple solar units to share the same tracking mechanism. Instead of applying a separate tracker to each independent solar unit, many solar-power units can be ‘daisy-chained’ together to share the same tracking mechanism with the same actuator. This dramatically reduces the cost to implement a solar tracking solution at larger capacity installations, with costs projected to drop from 30% to 5%. A substantial savings that significantly improves ROI and shortens the payback-period. With the Mass Megawatts STS, you get a 28% increase in solar-power generation with a minimal increase in capital expenditures.

SOLAR TRACKER TECHNICAL DESCRIPTION

The tracker uses a cable and sheave system to move a platform of solar panels to follow the sun throughout the day in order for the panels to directly face the sun for maximum output. It comprises a motor that would act similar to moving the tracker with moving rope or belt in order to correctly position the solar tracker to face the sun. Walls on both sides of the platform are part of the means to reduce static loading in high wind events. A spring loaded universal joint means can be connected between the wall and motor and belt system. The sheave is braked or stopped moving when the pulled cable holds the sheave against the wall during high wind. The purpose of the side braking means using a spring to allow the platform to hit the wall and shut off power and at the same time hold or brake the wire in order to reduce dramatically or even eliminate static loading on the platform. The gear belt connected to the sheave would not move and therefore avoid excessive static loading from the high wind on the actuator. The low amount of both dynamic loading and static loading from this pivot, cable and wire solar tracker system would reduce the need for additional or more powerful actuators in a major way and at the same time avoid the damage from the wind , weather elements, and actuator side movement damage which is eliminated with this invention.

The movement of the belt and actuator area and movement description with the arrows are illustrated with the actuator related components moving sideways in high wind in order stop the electric movement by hitting a stop switch, halting the sheave movement and stopping wire movement of the platform.

The circumference is equal the total distance of travel for the belt from sunrise to sunset position. A reduction of static loading would allow for less powerful and less actuators and therefore reducing the cost of the solar tracker. A dual direction damper shock absorber is connected in a manner that eliminates or virtually eliminates static loads imposed upon the shock absorber damper and other components of the pulley and belt system. The solar tracker also eliminates or substantially eliminates dynamic loads of the components. The solar panel in full position of sunrise or sunset or a heavy wind condition whereas the panel is leaning on the bumper to avoid further movement. The solar panel is leaning on the bumper in sunrise position or a time of a heavy wind.

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SOLAR TRACKER COMPETITIVE ADVANTAGE

The Mass Megawatts ‘Solar Tracking System’ (STS) Advantage

Based in Central Massachusetts, Mass Megawatts Wind Power, Inc. (OTC: MMMW) is taking part of the $12 billion, US solar power market with the development of a new solar tracking technology that significantly increases the level of energy produced by solar power systems. This innovative design, combined with substantial government incentives, has created an unprecedented opportunity for residential and commercial electric users.

The patent pending, Mass Megawatts ‘Solar Tracking System’ (STS) is a complete solar power system that’s designed to continually adjust the position of solar panels to receive the optimal level of direct sunlight throughout the day. Unlike other solar tracking technologies, the Mass Megawatts STS utilizes a low-cost structure that adds stability to the overall system while improving solar energy production levels for the customer by 28 to 32%. Recent modifications on racking and panels can boost output about 60 percent.

In addition, substantial federal, state, and local incentives can significantly reduce the total cost of a solar power investment. With these favorable government incentives, a large percentage of capital costs can be recouped in the first year of service, while providing for additional, ongoing revenues. This provides an excellent return on investment with payback projected to occur in the third year for most customers.

A Mass Megawatts STS system is appropriate for home and small business locations and can be scaled to meet capacity requirements at commercial installations. Mass Megawatts coordinates all aspects of system delivery, including permitting, installation, and working to obtain any available tax incentives. They monitor the performance of each system, and provide a full, performance guarantee.

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Impact of Government Incentives on the Total Cost of an STS

The value of Federal, state, and local incentives for solar power customers cannot be understated…

●	Substantially reduces the total cost of a solar power system.
●	Improves the return on investment (ROI) and shortens the payback-period.
●	Aids in securing third party financing for a solar power system.

With favorable rebates and tax incentives, a large percentage of capital costs can be recouped in the first year of service, while providing for substantial, ongoing revenues.

The Power of Solar Renewable Energy Certificates (SRECs)

In several states, solar power owners can generate income from the sale of Solar Renewable Energy Certificates (SRECs), which are the positive environmental attribute of the clean energy produced by a solar system. These are tradable certificates based on the production of the system. Participating states will qualify eligible solar projects, allowing the owner to sell their generated SRECs in the market to electricity suppliers (usually utilities).

Energy Savings with Net Metering

While it’s well known that solar power/photovoltaic (PV) owners can use the electricity produced by their system to directly offset their electricity usage from the utility/grid, additional cost benefits can also be realized through Net Metering.

Net metering is a state regulation that allows customers generating their own electricity to be credited at nearly the retail rate for the energy they generate but do not use. A customer’s electric meter will run backward whenever the site is producing more solar power than is being consumed, and their utility account gets net metering credits for net excess generation.

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Most states have net metering programs, and a 2005 Federal law requires all public utilities to offer net metering upon request. If your solar power system was designed appropriately, your entire electric bill for the year should be minimized. The net metering programs offered by utilities can vary, including limits on capacity and different policies regarding how surplus energy is credited.

Another method of financing is the use of a Production Power Agreement. With a PPA, Mass Megawatts would own the STS system on your site. We would install and maintain it, no cost to you, and you would pay us for the electricity generated (at a rate that’s below your current energy costs). In that manner, you have no up-front costs, yet still receive savings from the clean, solar power the system is generating. Other, modified PPA plans can also be setup to allow the customer to provide an initial, up-front payment, which would secure a lower rate on the electricity they receive in the future. Similarly, with a lease program, you would avoid any large deposits or up-front payments. Mass Megawatts would install and maintain the system, for free, at your site. The main difference between a PPA and lease plan is that with a PPA, you are paying for the actual amount of energy generated by the STS (i.e. number of kilowatt-hours / month) verses a lease arrangement, which requires a fixed monthly payment regardless of the level of energy produced.

Both PPAs and lease programs provide a great way to avoid a large, up-front investment, while still allowing consumers to realize immediate energy savings when an STS is installed. With energy costs projected to increase going forward, the savings and investment return for a customer will continue to grow throughout the expected lifetime of the unit (30+ years). Both programs also provide an option to purchase the STS outright after a specified amount of time.

●	Favorable financing options with third-party lenders.

Securing third-party financing for a Mass Megawatts Solar Tracking System (STS) is aided by the guaranteed receipt of future government incentives. This includes the 30% Federal tax credit, along with, state rebates and local incentives, which are received starting in the first year of service. These guaranteed, no risk, receipts are recognized and valued by third-party lenders, and help to secure financing.

●	Full warranty, repair service, and performance guarantee provided for the first 10 years.

The STS comes with a full warranty protecting against defective equipment and workmanship during the first 10 years. Mass Megawatts also provides any needed repairs during this time. While no routine, annual maintenance is required, the expected life of the inverter is 10 years. Any needed repairs will be completed by Mass Megawatts over the first 10 years.

The operational performance of the STS is also guaranteed during the first 10 years. If the system does not generate the expected, and documented, level of energy, the customer will be credited for the difference in lost revenue. Mass Megawatts is committed to delivering a high-quality product with exceptional service to each customer.

●	STS Delivery and Performance

During construction and installation

A performance bond is secured by Mass Megawatts to guarantee satisfactory delivery and completion of the project. This insures the value of the STS, for the customer, during the construction and installation period. If, for any reason, the project is not completed successfully, the investor will receive full compensation from the bond issuer.

After installation – Performance Guarantee

Once installed, the operational performance of the system is monitored and guaranteed for 10 years. If the unit doesn’t generate the projected level of output (energy), the customer will receive a credit to compensate for any loss in revenue due to substandard operational performance.

Maintenance	Any needed repairs will be performed by Mass Megawatts during the first 10 years of operation.

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●	Mass Megawatts provides continued support to the customer throughout the entire sales and installation process.

Mass Megawatts utilizes their industry knowledge and in-house resources to provide continued support to the customer throughout the sales, design, installation, and operational lifetime of the STS. From the initial site evaluation, through the sales proposal with full disclosure of costs, incentives, and projected ROR, to the complete installation and support of the STS, Mass Megawatts will be there to oversee the process to ensure a successful implementation. Mass Megawatts will use their industry knowledge and in-house resources to provide the following.

1.	Perform a site evaluation to confirm the optimal STS design.
2.	Research and verify eligibility for all tax incentives, grants, and explore financing options.
3.	Provide a written sales proposal with full disclosure of all costs and incentives, as well as the projected rate of return and payback-period for the STS investment.
4.	Work through the process to formally apply for these tax incentives, and grants.
5.	Handle the complete installation of the STS.
6.	Monitor system performance and provide any needed servicing.

Projected Timeline

The length of time to complete the process of evaluating, purchasing, and installing an STS system can vary and depends on a number of factors. However, most customers can expect to have their Solar Tracking System installed and operational within a 2 to 6 week period.

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Mass Megawatts SUMMARY of Secondary Business (Wind Power)

Mass Megawatts has continued development efforts in wind power technology to bring a product to the renewable energy marketplace capable of producing electricity at a cost 30% lower than other wind power equipment. Designed on a paradigm that ‘lower height, lower wind speeds and lower costs equal higher profits’, this technology puts MAT electricity generation on a competitive footing with fossil fuels, such as coal and natural gas.

A ‘Smart Grid’ Energy Solution: MAT technology fits perfectly into the localized ‘distributed energy models’ that have been adopted by Federal and State agencies to promote energy independence and the re-design of our power transmission and distribution network into a national ‘Smart Grid’.

Energy planners nationwide have been seeking an adaptable, scalable ‘wind power solution’ that will be welcomed by local communities. Mass Megawatts MAT technology meets this challenge on every level. Adaptable to both high and lower wind resource regions and economically scalable to meet electric supply requirements from small users to large utilities, the MAT technology is the first wind power technology that allows purchasers to size their electric generation facility to fit their usage needs.

Traditionally, wind power adopters have found themselves in the position of having to purchase systems that either provided more generation capacity then they needed, or, conversely, walk away ‘shorthanded.’ The MAT’s modular technology basis puts the ‘sizing’ decision making on the customer’s side of the table, not the vendor’s. Uncounted numbers of municipal, agricultural and business wind power projects have been abandoned on the basis of the purchaser’s not being able to acquire equipment that could be sized to their needs and budget.

Low Height = Community Acceptability: Mass Megawatts is recognized as the vendor of choice for utilities, communities, businesses and other wind power generation adopters who are seeking a lower cost, community friendly, renewable energy solution. MAT technology is readily accepted by local communities, where resistance to ‘tall tower’ wind farms is legendary. Ranging between 50 feet to a maximum of 80 feet in overall height, MAT units boast extremely productive generation capability in areas with lower wind speeds, where ‘tall tower’ utility-scaled projects simply are not financially feasible or successful.

Durability & Low Cost Maintenance: This winning equation is further enhanced by the overall ruggedness and low maintenance requirements of the MAT units. Our equipment is rated to withstand winds of up to 120 mph, with all mechanical and electrical components located close to ground level. Projected maintenance costs are 50% less than the wind power industry’s average.

Unlimited Potential: The geographic footprint of lower wind speed regions both suitable and profitable for MAT technology is several times greater than that of ‘tall tower wind,’ with its requirement for extremely high wind resources.

Wind Power Business

Mass Megawatts built several wind energy power plants to test and develop the new technology. However, the Company has not achieved a final product for commercial production of the wind power plants. The Company’s MultiAxis Turbosystem (MAT) technology (multiple patents pending) will establish constantly renewable, clean, cost-competitive wind energy. Based on MAT’s performance, the Company is projected to produce power at a cost of 2.4 per kWh. The Company anticipates being able to sell electricity at a price of $3.00 per megawatt/hour.

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If Mass Megawatts chooses to work through power brokers, the Company believes it could potentially sell the environmentally correct “green” power for as much as $6.50 per megawatt/hour.

The Wind Power Product (Multiaxis Turbosystem)

The Mass Megawatts leading product is the MultiAxis Turbosystem (“MAT”),proprietary technology licensed from the Company’s Chief Executive Officer and Chairman, Jonathan C. Ricker with the details of the license agreement as an Exhibit at the end of this Form 1-A. The license agreement gives Mass Megawatts the territorial right to use the technology in half of the United States of America. The licensed states are Massachusetts, New York, New Jersey, Pennsylvania, California, Illinois, Kansas, Michigan, Minnesota, Nebraska, North Dakota, South Dakota, Texas, Vermont, Washington, and Wisconsin. The licensor is paid two percent of net sales during the life of the patent of each product. The agreement can be terminated by Mass Megawatts, the licensee, at the end of any annual period by thirty days advance notice to the Licensor.

Wind turbines take advantage of a free, clean, inexhaustible power source to convert wind energy into electricity. Each MAT consists of a rectangular fabricated steel frame 80’ high x 80’ long and 40’wide, elevated 50’ above ground level for improved wind velocity, and secured to footings at ground level. Each frame houses 16 shaft 4-tiered stacks, and onto each stack is mounted 8, 4’ wide x 18’ long blades. Each stack is connected to two generators mounted on the ground level footing. The generators feed to a power collector panel which, in turn, connects to the power grid. Each MAT unit is rated at 360 kWh.

In order to generate large amounts of cost-efficient energy, conventional turbines (airplane propeller style) require massive, and expensive, rotors to turn the huge blades. These blades must be of a diameter sufficient to increase the airflow impacting the blade’s surface area. As the diameter of the blade increases, so too does the cost of other components. Large blades also create structural stress and fatigue problems in the gearbox, tower, and in the yawing system which turns the turbine into the optimal wind direction.

The MAT reduces blade cost by using a geometrically simple, smaller blade which addresses problems associated with vertical axis turbines. Vertical axis turbines suffer from severe structural stress problems caused by the forces of lift which push the blades back and forth causing heavy cyclical loads. As vertical turbines rotate, wind contacts them first from the left side, then from the right. This constant repetitive motion causes fatigue. The popular propeller, or horizontal version, also has horizontal lift stresses, although at a reduced level since the lift forces are not constantly reversing. MAT’s small blade units eliminate the structural fatigue of longer, heavier blades. It also enables MAT to more efficiently gather the mechanical power of the wind and transfers it to the generators for the production of electrical power. This innovation also allows other critical parts of the wind turbine to be repositioned, thus reducing the structural complexity and cost of construction. For example, the heavy generator and shaft speed increasing device, can now be placed at ground level rather than mounted atop the tower. In conventional wind turbine design, the shaft speed increasing device is typically a heavy gearbox which must be sufficiently rugged to withstand the vibrations of the tower caused by the large blades. The combination of vibrations and yaw (the action of turning the turbine into the wind), causes structural stress.

By locating the drive train and generator at ground level, components with considerable weight or mass can be used. For example, a direct drive generator can be used, eliminating the need for a gearbox. This provides the advantages of variable-speed operation which increases power output at a lower cost. Ground level construction also allows easier access, which reduces maintenance costs.

The MAT design enables power output to be achieved at a much lower windspeed, providing a more consistent power output to the utility power grid. This potential for consistent output provides utilities with planning advantages, and fewer power fluctuations allow for better power quality. Coal, oil and gas generators are always at full capacity when needed. Wind energy, using conventional turbines, cannot reach full capacity unless weather conditions are favorable.

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MAT’s improved method of delivering electricity will allow wind energy generated power to demand a higher competitive bid price due to the more consistent supply. Other environmental advantages specific to MAT include its noiseless turbines which will ease site permitting, and its high visibility to birds which will prevent them from flying into the rotation area.

Technical Advantages of MAT Technology

Traditionally, wind turbines were supported by a single tower and in many cases with guy wires leading to a multitude of vibration and frequency related problems. The blades of vertical axis turbines were large and therefore limited in their design and the material. For example, aluminum extrusion and fiberglass pultrusion were used in the two most serious commercial applications of vertical axis turbines. Due to the large size of the fiberglass blades, transporting them required a straight shape. The strength was limited for the purpose of being able to bend the blades at the place of installation. In other vertical axis wind technology, the aluminum blades could not form a true aerodynamically optimal shape. The blades had to be made of significant length and the available extrusion equipment for the long length and large profiles are not available for producing a structural and aerodynamic blade at a cost competitive price. The patents of both serious commercial prior applications of vertical axis technology are described in “Vertical Axis Wind Turbine” Patent number 4,449,053 and “Vertical Axis Wind Turbine with Pultruded Blades” in Patent number 5,499,904.

The MAT overcame the size related disadvantages. One such manufacturing advantage of the MAT includes the cost reduction of using smaller components instead of larger and fewer components. Other advantages include more solid blades which help to resolve cyclical stress advantages and inexpensive repair and maintenance with components like the generator, heavy variable speed equipment and gearbox on the ground level while elevating the rotor high above the ground in order to avoid turbulence. The MAT can provide a longer life for the bearings by reducing structural and mechanical stress with its vibration reduction innovations and decentralization of mechanical forces. Another advantage is to provide an improved mean to failure ratio by having many components including 256 blades, 16 shafts, and 16 generators. The MAT is also easier to construct and uses standard off the shelf items which avoids the need of custom-made parts with the exception of the mass-produced blades. Several suppliers can supply the blades in order to avoid supplier backlog problems. The MAT enhances structural support by using a tower support system similar to a larger footprint like an oversized lattice tower section. A roof can provide weather protection and additional structural support. Blades can be placed at different positions or angles along the axis for reducing torque ripple. With less vibrations and better weather protection, cheaper material can be utilized in the wind system. The MAT can use cheap wooden and less expensive structural supports that are also easier to construct. An advantage of the roof is to prevent excess wear and tear without the rain and snow falling onto the turbine system. In one noted benefit, the structure could be like a four-legged table unlike a one tower support system of other wind turbines. This is similar to the concept behind the lighter but stronger Rolm tower. Therefore, it requires less material for the needed stability. In an additional feature, the MAT could use an off the shelf bushing of concentric sleeves with rubber, polyurethane or other isolator, absorber and /or damper securely bonded between the structure and the moving parts. The object of this bushing would be to isolate or dampen the vibrations of the moving blades from the steel structure. The bushings will be placed between the shaft and bearings. The sleeve structure is designed to take up torsional movements as well as axial and radial loads. The design of avoiding one central blade area allows this “divide and conquer” approach of isolating the vibrations in a cost-effective manner. The belt connection with the generator would isolate vibrations in the electrical area. More importantly, the reduced vibrations and a stronger tower structure should add years to the life of the turbine at a reduced cost.

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Renewable Energy ( Solar and Wind) Markets

Wind and solar energy are the fastest growing sectors of the world electricity market. Mass Megawatts has identified 140,000 megawatts worth of opportunities to earn more than 20% rate of return on the sale of electricity with investments of wind and solar energy.

A more profitable secondary market is the emerging green premium and community solar markets, Mass Megawatts could receive a selling price of $6.00 or greater per kWh for its clean electricity. Recent national surveys show that approximately 40-70% of the population surveyed indicate a willingness to pay a premium for renewable energy. Although 10% of the respondents say they will participate in such a program, actual participation is estimated at 1%. Currently, more than a dozen utilities have green marketing programs. Public Service Company of Colorado, Central and South West Services Corporation of Texas, and Fort Collins Light and Power Company are leading the effort in wind related green electricity marketing with 10 megawatts of wind power devoted to green marketing efforts using photovoltaics.

Although the green market is new, utilities are initiating two approaches to take advantage of the growing public preference for renewable energy. One is offering customers a specific electricity source at a premium. The second approach is giving customers an opportunity to invest in future renewable energy projects.

ENERGY MARKET COMPETITIVE COMPARISON.

According to the Electric Power Research Institute, the past 10 years have seen traditional energy costs increase while solar and wind energy costs have declined. The advances in technology, larger-scale and more efficient manufacturing processes, and increased experience in wind turbine operations has contributed substantially to this trend. This cost decline is paralleled with a substantial increase in installed solar and wind energy capacity. As a result, maintenance costs have fallen significantly. Wind and solar energy sources comprise a small percent of the current electricity generating industry. In spite of the stronger financial and organizational resources of the larger conventional gas, oil, and nuclear fuel electric generation companies, the wind and solar industries can substantially increase sales and growth by achieving just a small increase in market share.

The current status in solar and wind energy economics compared with alternate energy sources is shown below. Values are based on lifetime average cost studies including design, construction, and operations.

IMPORTANT NOTE: Actual cost per fuel source are different depending on geographical location and the cost shown are the average cost in the global market in year 2021.

Fuel Source	Cost/kWh		Market Share

Coal	6.0		20%
Nuclear	7.0		20%
Natural Gas	3.5		40%
Petroleum	5.0		1%
Hydroelectric	4.5	*	7%
Wind (pre MAT)	5.5	**	8%
Solar	4.0		2%
Diesel	7 – 40	***	0.5%
Biomass	8		1.5%

at good hydroelectric sites*

in 15 mph average windspeed conditions**

depending on size and location of facility, with smaller more remote locations having higher costs***

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Sourcing

The Mass Megawatts is not dependent upon exclusive or unique suppliers. However, certain custom-made items including bearings, solar tracker components and wind power blades will require four to six weeks lead time due to special manufacturing techniques. The Company has identified alternate suppliers if current business relationships cease.

The Company plans to use multiple suppliers, chosen through competitive bidding. The price of materials used is expected to be substantially similar from one vendor to the next due to the availability of raw supplies. The absence of special technologies negates dependence on any one supplier.

Solar Energy and Solar Tracker Industry Analysis

Solar energy projects are either ground mounted or roof mounted. Projects larger than one megawatt capacity are ground mounted and comprise of 75 percent of the market. Ground mount projects can be trackers or fixed tilt. The trackers can be either single axis or dual axis. Most of the trackers used for commercial applications are single axis trackers due to the simplicity of single axis tracker in comparison to dual axis trackers. The growth of the solar tracker market is higher than the overall solar market in general. The solar market is growing because of the need to replace fossil fuel and nuclear power plants after their useful life has reached a point of retirement. Furthermore, there is a growing corporate and popular support for the use of clean and renewable energy sources. The acceleration of the application of utility scale battery storage is increasing the opportunities for solar and wind power as a consistent and more reliable energy source.

In the past two years, the solar tracker market is growing at 1.5 times faster than the rate of the overall solar market. The solar tracker market grew at a 35% compound annual growth.

Wind Industry Analysis

According to the U.S. Department of Energy, wind and solar energy are rapidly becoming one of the least expensive and most abundant new sources of electricity with capacity expected to increase and costs decrease over the next two decades. Over the past two decades, the wind and solar energy industries has increasingly studied and improved technology design and operation. Initially, federal research focused on very large utility scale machines each with a capacity potential of 1 to 5 megawatts. Focus continued with larger machines during the 1970’s and 1980’s when many international corporations developed large wind turbines with 200 ft. Blades. In the 1990’s, smaller wind turbines gained acceptance as the more viable option and most wind turbines at that time were intermediate-sized with 50-500 kWh peak capacity. Most turbines being built today are mature propeller-based designs comprising upwind, horizontal axis 3-blades construction with a multi-megawatt rating. These turbines look like giant fans with thin blades and while they have lent credibility to the wind industry within the investment and developer community, the cost of energy from these turbines may be near the upper limit due to size effectiveness and efficiencies of mass production. The acceptance of these propeller-driven turbines is based on many years of testing and experience but the industry’s ability to develop more efficient innovations utilizing this design is limited and research potential is exhausted. Still, numerous alternative turbines have been developed and include one-blade and two-blade machines, vertical axis design, variable speed designs, direct drive between blades, and generators rather than gearboxes.

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The continued evolution of this wind technology is evident with the existence of varying wind turbine designs. However, there is division in the wind industry between those who want to capitalize on the emerging respect the business community has for established, mature wind technology, and those who seek new technologies designed to bring about significant cost reductions. Mass Megawatts chooses to seek new horizons beyond current perception and knowledge by developing new technologies that will significantly reduce wind energy costs. As a result, the Company products can be seen as participants in several different industries.

LIST OF TARGETED SEGMENTS WITHIN ENERGY INDUSTRY

1) The Conventional Independent Power Producers (IPP)

The largest targeted industry is independent power production. According to the Massachusetts Department of Public Utilities’ publication “Power to Compete” authored by Michael Best of the Center for Industrial Competitiveness, increased capacity over the next several years will result in a $50 billion increase in annual sales if IPP’s can deliver electricity at 4 per kWh. Wind related IPP’s currently produce $200 million in electricity sales per year in the United States at 7 cents per kWh. The impact of deregulation of the electric utilities is expected to present opportunities for wind related IPP’s according to the Massachusetts Technology Collaborative. With current cost of wind power in limited high wind locations at 4.5 per kWh, the cost of large-scale investment in wind energy is the same to the consumer as it would be for more conventional energy sources. In other words, combined gas turbines, modern coal technologies, and wind power in limited locations can all earn enough sufficient to encourage investment if and when the retail sale of the electricity produced is 4.5 per kWh.

2) The End of Line Industry

Modular sources of power generation at the end of a utility’s distribution lines include small wind turbines, diesel generators, and photovoltaics. In growing communities, it is more cost effective to add small power-generating facilities such as wind turbines than to provide electric service and as a result, they will pay a premium for electricity rather than incur the higher cost of constructing new power lines and substations for transport. Within the next 10 years, potential exists for construction of wind power plants producing hundreds of megawatts in remote areas of utility distribution lines. In these areas, the price per kWh sold is several times higher than the normal selling price.

3) The Green Industry

In the new era of electric utility restructuring wherein consumers can choose their electricity sources, some are choosing green energy produced from clean and renewable sources such as wind or solar power. These resources are available as a commodity, but the green consumer pays a premium for emission-free energy. The American Wind Energy Association in Washington, D.C. states that recent polls show that more than 5% of the general population are willing to pay more for renewable energy.

4) The Off-Grid Industry

This small industry is for consumers who are not in close proximity to power lines or who choose not to be connected to the grid. The industry includes wind, solar, wood burning furnaces, and small hydropower turbines. Like the green industry,these consumers have a strong environmental awareness. Although the potential market for off-grid energy is less than 1% of the electricity market, the dollar potential is estimated to be as much as $2 billion.

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SOME OF THE LARGEST INDUSTRY PARTICIPANTS

As solar and wind energy technology gains wider acceptance, competition may increase as large, well-capitalized companies enter the business. Although one or more may be successful, the Company believes that its technological advantage and early entry will provide a degree of competitive protection.

The largest U.S. solar company, NextEra Energy , Inc. is valued at more than Exxon. In October of 2020, the stock market valued the company at $900 million more than the value of Exxon.

The Danish firm, Vestas, is the world’s leading producer of wind turbines and a major exporter of turbines to the United States. An innovator in structural and generator advancements, Vestas has been a leader in wind power since the 1980s.

Sun Power is a leader in many innovations of solar power that is diversified in residential, commercial and solar storage.

EcoPlexus, Inc. is a leader of solar professional services that include development, design, engineering, and construction.

Canadian Solar which is well known for its solar panel is a leading utility-scale solar and energy storage developer.

First Solar Inc, is a leader in manufacturing and producing solar panels in the United States in a time when most of the global solar panel manufacturing is located in China.

Siemens Gamesa is a Spanish based wind turbine manufacturing company with total installed wind power capacity of 30,000 MW.

Bergey Windpower produces small turbines, primarily for use where utility grid interconnect lines are not readily available.

As a footnote, recent economic growth in India and China has spurred on wind energy’s high growth rate in those countries. As a result, they are world leaders in the demand for wind turbines.

Distribution Patterns

Distribution begins with identifying energy demand in and near potential power plant sites. Replacement of older or obsolete power plants, as well as growth in the population and the economy, are factors in determining energy demand in identified areas. Assuming a sufficient energy demand, the Company will test potential sites to determine whether sufficient wind energy resources are available to effectively and efficiently displace current electricity sources effectively and efficiently, thus reducing pollution from fossil fuel. With a successful analysis, the Company will obtain land right and apply for permits to install and operate a wind power generating plant. In the past, zoning and permitting issues have included noise generated by wind farms but MAT’s slower moving blades should help eliminate this issue. The Company will also determine the need for additional transmission lines to deliver to the power grid transmission lines.

Primary Competitors

In addition to the specific entities engaged in the business of wind power technology mentioned above, the Company will also compete with companies producing and selling non-wind energy products that fill the same needs as the Company’s products.

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Combined-Cycle Gas Turbines. Innovations in this technology have led to lower costs, higher efficiency, and cleaner emissions combined with power generation for less than 4 per kWh.

Modern Coal Technologies. New designs, which double, or triple reheat scrubber-equipped plants, increase efficiencies and decrease pollution emissions relative to typical reheat designs.

Biomass-generated electricity. Gasifying the biomass to fuel high-efficiency gas turbine systems could cost as little as 4.6 per kWh in the near-term Petroleum, photovoltaic cells and nuclear power are not a current threat to Mass Megawatts since the cost to produce electricity from these sources is higher than that of wind. Cost effective, profitable hydropower is limited to sites on swift moving water sources and with limited ability to increase market share it does not prove a major threat toward wind power.

Foreign Sales and Exports

Mass Megawatts did not have any operations in foreign companies or export sales in the fiscal year ending April 30, 2002.

Employees

As of April 30, 2022, the Company had no employees. The Company has retained all other members of the management team as consultants. The Company believes its employee relations to be good and no significant changes in the number of employees are expected. None of the Company’s employees are covered by a collective bargaining agreement.

Research and Development

The Company has not had significant revenues. However, approximately 30% of the proceeds obtained from the sale of its common capital stock has been spent on research and development.

STRATEGY AND MARKETING

Mass Megawatts plan to approach simplest method of initial market penetration and then sell directly to the large commercial electric consumers. The Company will try to avoid difficulties of evaluating resources, obtaining siting, financing, and locating potential purchasers of renewable energy.

DISTRIBUTION

Although little marketing is required for profitable trades on the power exchanges, the Company will at some time in the future seek a higher price for each kilowatt/hour sold. When Mass Megawatts pursue this effort, sales and service activities will be handled through strategic alliances with new and emerging electric power brokers, which have formed because of deregulation in the retail sale of electricity. Power brokers buy blocks of electricity in megawatt/hour units. For example, a power broker would enter a contract to purchase 10,000 megawatts/hours of electricity for $400,000 over a period of one year and provides a 5% non-refundable deposit on each block of electricity reserved for future purchase. Such brokers help negotiate consumer electric sales, is another marketing resource for the Company’s products. Mass Megawatts will aggressively promote its products to brokers, focusing on cost savings and environmental benefits. It will also solicit bids from power brokers, most of whom are registered in the states in which they do business. Compensation to brokers is straightforward and is typically a percentage of power sales.

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Licensing Rights

Pursuant to a Licensing Agreement , Mass Megawatts has been granted a license from the chairman and chief executive officer of the Company, Jonathan C. Ricker, to market, within a limited territory, and associated technology relative to wind velocity augmentation. The technology is comprised of certain products and technology covered by patent rights for United States Letters Patent by Mr. Ricker. The limited territory is defined as: Massachusetts, New York, New Jersey, Pennsylvania, California, Illinois, Kansas, Michigan, Minnesota,Nebraska, North Dakota, South Dakota, Texas, Vermont, Washington, and Wisconsin.

DESCRIPTION OF PROPERTY

The Mass Megawatts does not own any real property. The Company has its administrative offices in Shrewsbury, Massachusetts. The Company also has a location in Worcester, Massachusetts for building prototypes and plan to build small units for customers over the short term at the same location until a larger location is needed.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Mass Megawatts shows a loss in the most recent fiscal year. The loss was related mostly to the development of a prototype, including engineering work and administrative expenses. Other costs include development of site locations for future projects.

The Mass Megawatts has much uncertainty about the company’s future as a result of the lack of historical operating data for several years. The lack of substantial sales and profitability could have an adverse impact on the company.

However, as far as the Mass Megawatts market share is concerned, there is expected to be little significant negative impact on the Company’s operating results from any changes in the underlying economics of the industry within the next 12 months, because the market for electricity is large enough, whereas the company’s overall market share objective has little or no impact on the much larger electricity market.

The renewable energy industry is favorably impacted by new legislation and regulations toward a cleaner air environment. This trend toward clean electricity continues to grow, particularly in view of the non-polluting nature of wind generation and its endless renewable source. However, there remains some uncertainty on whether or not the federal or state governments will continue with favorable environmental legislation despite popular support toward renewable energy.

The electric power industry is undergoing a period of deregulation and restructuring which is similar to the telecommunication deregulation of the 1980’s. It is impossible to predict whether this change will have a favorable or negative impact for the industry as a whole. However, restructuring can present more advantages and opportunities for the Company’s very competitive product in competing vigorously in the new marketplace.

The following discussion of the Company’s historical performance and financial condition should be read together with the consolidated financial statements and related notes in “Item 8. Financial Statements and Supplemental Data” of this Report. This discussion contains forward-looking statements based on the views and beliefs of our management, as well as assumptions and estimates made by our management, see “Cautionary Statement Regarding Forward-Looking Information”. These statements by their nature are subject to risks and uncertainties and are influenced by various factors. As a consequence, actual results may differ materially from those in the forward-looking statements. See “Item 1A. Risk Factors” of this report for the discussion of risk factors.

Summary of The Information Contained in Management’s Discussion and Analysis of Financial Condition and Results of Operations

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) is provided in addition to the accompanying consolidated financial statements and notes to assist readers in understanding our results of operations, financial condition, and cash flows. MD&A is organized as follows:

●	Plan of Operations. A description of our plan of operations for the next 12 months including required funding.

●	Results of Operations. An analysis of our financial results comparing the years ended April 30, 2022 and 2021.

●	Liquidity and Capital Resources. An analysis of changes in our consolidated balance sheets and cash flows and discussion of our financial condition.

●	Critical Accounting Policies and Estimates. Accounting estimates that we believe are important to understanding the assumptions and judgments incorporated in our reported financial results and forecasts.

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Plan of Operations

We had a working capital deficit of $17,744 as of April 30, 2022. With our current cash on hand and based on our current average monthly expenses, we don’t currently anticipate the need for additional funding in order to continue our operations at their current levels and to pay the costs associated with being a public company for the next 12 months. We may however require additional funding in the future to expand or complete acquisitions. Our plan for the next twelve months is to continue using the same marketing and management strategies and continue providing a quality product with excellent customer service while also seeking to expand our operations organically or through acquisitions as funding and opportunities arise, and as discussed above, we have also purchased a homesite which we intend to construct a custom home on which we then plan to sell. As our business continues to grow, customer feedback will be integral in making small adjustments to improve the product and overall customer experience. We plan to raise additional required funding when required through the sale of debt or equity, which may not be available on favorable terms, if at all, and may, if sold, cause significant dilution to existing stockholders. If we are unable to access additional capital moving forward, it may hurt our ability to grow and to generate future revenues.

Results of Operations

For the Year Ended April 30, 2022 Compared to the Year Ended April 30, 2021

Operating Expenses

During the year ended April 30, 2022, our total operating expenses included general and administrative expenses of $285,754 as compared to $284,520 during the year ended April 30, 2021. The increase is primarily associated with increases in professional fees and officer compensation which were offset by decreases in stock-based compensation and registration fees.

Liquidity and Capital Resources

As of April 30, 2022, we had cash of $107,864 and we had working capital deficit of $17,744. We have financed our cash requirements from the sale of common stock. During the year ended April 30, 2022, we received $324,500 from the sale of common stock.

Contractual Obligations

As of April 30, 2022, we did not have any material capital commitments.

Significant Accounting Policies

For a discussion of our significant accounting policies please see Note 2 to the audited financial statements included as part of this report. Management determined there were no critical accounting policies.

Critical Accounting Policies

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets, liabilities, and contingencies at the date of the financial statements as well as the reported amounts of expenses during the reporting period. As a result, management is required to routinely make judgments and estimates about the effects of matters that are inherently uncertain. Actual results may differ from these estimates under different conditions or assumptions. Management determined there were no critical accounting estimates.

Recently Issued Accounting Standards

For more information on recently issued accounting standards, see “Note 1. The Company and Summary of Significant Accounting Policies” to the Notes to Consolidated Financial Statements included herein under “Item 8. Financial Statement and Supplemental Data”.

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OPERATION SUMMARY

The highest priority will continue to be constructing power plant prototypes in the near future. New parts from earlier versions may be needed and there is cash reserved for potential contingencies.

The next priority is our marketing program. The first effort will be toward developing strategic alliances with other electric power developers who have done the initial steps of zoning, financing and other requirements toward developing successful energy projects. The developers would benefit from Mass Megawatt’s new and more cost effective product.

As our next priority, working capital and administrative support will be used for contingencies on an “as needed” basis.

DIRECTORS, EXECUTIVE OFFICERS, AND CONTROL PERSONS

MANAGEMENT

Cautionary Note: Due to the financial limitations of hiring full time management until a refined prototype is developed, certain members of the management team have been retained as consultants on an as-needed basis and are not guaranteed week to week work on a consistent basis in the foreseeable future.

The following table sets forth the names and ages of the Company’s directors and executive officers and the positions they hold.

Name:	Age:	Position:

Jonathan Ricker	61	Chairman, Chief Executive Officer
Mark Vartanian	59	Chief Operating Officer
Michael A. Cook	61	Project Finance Advisor
Thomas M. Dill	53	Distribution Advisor
Mark Vartanian	59	Director
Debra Kasputis	58	Director

The following sets forth biographical information about the Company’s directors and executive officers, including periods of service for the Company. The executive officers serve at the discretion of the Board of Directors and until their successors are duly elected and qualified. The Company’s Board of Directors are elected annually by the stockholders of the Company and serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

Jonathan Ricker serves as Chief Executive Officer and Chairman of the Board of Directors.

For the past 20 years, Mr. Ricker has been involved in Product development, Strategic Planning, and Market Evaluations in growing businesses. He founded and operated a business consulting service for over 6 years. He also served as Senior Registered Options Principal in the Investment Banking industry for five years, which provided insight into the significant long-term opportunities provided by wind energy. Mr. Ricker has been active in the wind energy research community since 1991. His involvement includes lobbying for the federal renewable energy tax credit in Washington, DC that was passed in 1998. He holds a BS in Business and AD in Accounting from Bentley College.

Mark Vartanian, serves as Chief Operating Officer

Mark Vartanian has recently been appointed Chief Operating Officer after the previous COO, Gary Bedell, died. Mr. Vartanian also replaced Mr. Bedell as a Director. He operated an independent consulting company related to management and production planning since 2005. He has over 20 years of experience in management including product distribution and competitive analysis for developing optimal strategic planning of production infrastructure logistics and marketing options . Mr. Vartanian has been involved with the planning, development, and contracting with several projects which adds to his qualifications.

Michael A. Cook, serves as a consultant and Project Finance advisor for the Company on a part time basis.

Mr. Cook has been a consultant for Mass Megawatts Wind Power, Inc. on an as needed basis since year 1999. He has been retired since 2015 and has his own consulting business (Nacelle Protection Technologies) related to product safety technology since 2013. He has over 25 years of experience in financial risk mitigation and management including a 15 year involvement with wind energy. He understands the challenges of renewable Technologies being experimental and lacking sufficient historical long life data of traditional energy projects. His first wind energy financial risk package was underwritten by Continental Insurance Company in 1984. Mike has been developing structured financial risk mitigation programs that give added assurance of debt repayment to project lenders involved in new energy technology. Mr. Cook gained his experience in new project finance risk mitigation during his 10 year post as the Pacific Regional Manager of Special Risk Property and Machinery Department of the Continental Insurance Company. Mike managed a staff, which included professional division managers and 5 satellite offices. He also served 3 years as an Executive Underwriter at the Special Risk Facilities/Energy Technical Department of the CIGNA Corporation. Mike was involved in the development of financial risk mitigation methods for new projects for several energy companies including Ormat, Mission Energy, TOSCO, PG&E, SMUD, Colorado Public Service, LUZ Solar, and many wind projects. Mike’s tools for mitigating risk include Special Financial risk programs which may include financial guarantees, political risk coverage, physical risk protection and even weather risk insurance coverage including the lack of good wind. With proper documentation generated by project due diligence and local public data, financial guarantees of the course of nature are available.

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Thomas M. Dill serves as Consulting Advisor of Distribution for the company.

Mr. Dill has a consultant for Mass Megawatts Wind Power, Inc. since year 2000. He has also been President of Tom Dill consulting since 2016. He has over 25 years of Manufacturing, Industrial Engineering, and Facilities Management experience. Most recently, he was the Director of Real Estate and Facilities for MKE-Quantum Corporation responsible for three facilities with operations in the US and Indonesia. Prior to MKEQC, Mr. Dill spent nine years as Director of Real Estate and Corporate Planning for two high-tech companies. He worked as an industrial engineering manager in the semiconductor industry. His project management responsibilities included construction of a $20 million class 1, clean room facility for semiconductor manufacturing, a $35 million office building expansion, and a $6 million loading dock and chemical storage facility. Mr. Dill is a licensed Massachusetts Construction Supervisor. He holds a BS in Business Administration from Boston University.

DIRECTORS

There are presently three Directors of the Company. Two are inside directors, and one is an outside director.

Jonathan Ricker and Mark Vartanian are inside directors. Debra Kasputis is an outside director.

Mark Vartanian is the Company’s Chief Operating Officer and resides in Worcester, Ma

Debra Kasputis is a business consultant and resides in Southbridge, MA

Ms. Kasputis has been a Director of Mass Megawatts Wind Power, Inc. since 2008. She is currently a management consultant for food services businesses with her own self-employed business (D K and Company ) since 2020. Between 2011 and early 2020, she was employed at Southbridge Food Distribution Services as an administrator. She has over twenty years of experience of administrative oversight for the operational side of small businesses. Her experience toward overseeing field operations is important to avoid cost overruns which are more challenging than production procedures inside a manufacturing facility. The ability to have a more defined cost at the location of the units being constructed is a challenge and cannot be entirely avoided. The control of a cost per unit in a defined factory procedure can be achieved easier. It is important to avoid increased uncertainty of construction cost overruns at the construction sites by having more of the production procedure in a defined production facility before any nearly completed product is brought to the construction site.

Jonathan Ricker Chairman and Chief Executive Officer of Mass Megawatts resides in Shrewsbury, MA (See Executive Officers.)

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors ) discusses risk throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight, and fostering an appropriate culture of integrity and compliance with legal responsibilities. The directors exercise direct oversight of strategic risks to the Company.

Arrangements between Officers and Directors

There is no arrangement or understanding between our officers and any other person, including our directors, pursuant to which the officer was selected to serve as an officer.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct and strives to be compliant with applicable governmental laws, rules and regulations.

In lieu of an Audit Committee, the Company’s Board of Directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company’s internal accounting controls, practices and policies.

The Company does not have a standing nominating, compensation, or audit committee. Our Board of Directors performs the functions of these committees. We do not believe that our Board of Directors needs to appoint such committees because the low volume of matters that come before our Board of Directors permits the directors to give sufficient time and attention to such matters. Additionally, we are not required to have such committees since our Company and the Company’s stock is not listed on a national securities exchange.

Director Independence

Our common stock is currently quoted on the OTC Pink maintained by OTC Markets. The OTC Market does not require us to have independent members of our Board of Directors.

As described above, we do not currently have a separately designated audit, nominating or compensation committee.

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Code of Ethics and Code of Conduct

We have adopted a Code of Ethics and a Code of Conduct. The Code of Ethics and a Code of Conduct applies to all officers, directors and employees and includes compliance and reporting requirements, and procedures for conflicts of interest.

We intend to disclose any amendments or future amendments to our Code of Ethics and a Code of Conduct and any waivers with respect to our Code of Ethics and a Code of Conduct granted to our principal executive officer, our principal financial officer, or any of our other employees performing similar functions on our corporate website within four business days after the amendment or waiver. In such case, the disclosure regarding the amendment or waiver will remain available on our website for at least 12 months after the initial disclosure. There have been no waivers granted with respect to our Code of Ethics and a Code of Conduct to any such officers or employees to date.

Board of Directors Meetings

During the year ending April 30, 2022, the Board held no formal meetings, but did take several actions via consents to action without meetings.

Policy on Equity Ownership

The Company does not have a policy on equity ownership at this time.

Policy Against Hedging

The Company recognizes that hedging against losses in Company shares may disturb the alignment between stockholders and executives that equity awards are intended to build; however, while ‘short sales’ are discouraged by the Company, the Company does not currently have a policy prohibiting such transactions.

Compensation Recovery and Clawback Policies

Other than legal requirements under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), we currently do not have any policies in place in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, we can recoup those improper payments from our Chief Executive Officer and Chief Financial Officer. Under the Sarbanes-Oxley Act, our CEO and CFO may be subject to clawbacks in the event of a restatement. Thus, the Board has not deemed any additional recoupment policies to be necessary. We will continue to monitor regulations and trends in this area.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The Company does not have a profit sharing or incentive plan. Mr. Ricker, other officers, and other directors do not have any employment or compensation contracts with Mass Megawatts. Consulting fees are paid on an hourly rate and for the past two years as follows:

Except for Mr. Ricker, none of the Officers or Directors received compensation in the last two fiscal years.

	Year Ended April 2022	Year Ended April 2021
Jonathan Ricker	$75,000	0

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SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of April 30, 2022, relating to the beneficial ownership of the common stock by all persons known by the Company to beneficially own more than 5% of the outstanding shares of common stock of the Company. No director, director nominee or executive officer other than Mr. Ricker owns any shares of the common capital stock. There were 137,764,579 shares issued and outstanding as of April 30, 2022.

Title of Class	Name and Address	Amount and Nature
Percent of Class	Of Beneficial Owner	of Ownership

Common Stock	Jonathan Ricker	51,902,635
37.6%
	100 Boston Turnpike
	Shrewsbury, MA 01545

Common Stock	All Officers and Directors	51,902,635

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTION

Except for the Chief Executive Officer and its largest shareholder, there have been no transactions between the Company and any shareholder owning greater than 5% of the Company’s outstanding shares, executive officer, director, nominee for officer or director, or any of the above referenced individual’s immediate family. There are presently three Directors of the Company, two are inside directors, and one is an outside director.

The largest shareholder and CEO had made several advances to the Company over the years to assist with its financial obligations.

As of April 30, 2021, Mass Megawatts owed $1,969 to Jonathan Ricker, the Company’s President, which consists of amounts owed on personal credit cards for company expenditure amounts funded by the President directly. The amount was repaid in cash during the fiscal year ended April 30, 2022. The Company does not owe money or have any debts with Jonathan Ricker as of April 30, 2022.

During the year ended April 30, 2020, the Company received cash advances of $16,661 from the Jonathan Ricker, the CEO of the Company, which was part of the $466,860 total owed to Jonathan Ricker by the Company on April 30, 2020 or the last day of the fiscal year.

As of April 30, 2020, $466,860 was owed to Jonathan Ricker, the company’s CEO and largest shareholder of the Company which consisted of cash, unpaid salary, cash advances and assumption of Company debts. During the year ended April 30, 2020, the Company issued convertible notes payable of $466,860 which were due on demand and bear no interest. In October 2020, the Company issued $23,000 of convertible note payables to Jonathan Ricker the Company’s CEO and largest shareholder of the Company. The debt was included in the note payable amount $489,860 that was eventually paid in stock. During the year ended April 30, 2021, the Company issued 50,716,815 shares of common stock for the settlement of liabilities totaling $489,860.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR THE SECURITIES ACT LIABILITIES

Pursuant to Massachusetts General Laws, the Company has the power to indemnify an officer or director who, in their capacity as such, is made a party to any suit or legal action if such officer or director acted in a manner believed to be in the best interest of the Company. In the case of criminal proceedings, the director or officer is indemnified if there is no reasonable cause to believe that officer’s or director’s conduct was unlawful. Massachusetts law permits a corporation to purchase and maintain liability insurance on behalf of its officers and directors. Presently, the Company does not carry such insurance. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and therefore unenforceable.

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DESCRIPTION OF SECURITIES

As of April 30, 2022, there were 137,764,579 common shares issued and outstanding. Mass Megawatts has 158,000,000 common shares authorized. All the shares have equal rights with respect to voting, liquidation, and dividend rights. Of the Company’s total outstanding shares, approximately 83,565,698 shares may be sold, transferred or otherwise traded in the public market without restrictions, unless held by an affiliate or controlling shareholder of the Company. None of the free trading shares are held by an affiliate.

The other 54,198,881 common shares are restricted shares which have not been registered pursuant to the Securities Act of 1933 and any state regulations. The restricted stocks are not freely tradable.

The restricted stock may not be sold or offered for sale in the absence of an effective registration statement as to the securities under said Act and any applicable state securities laws or an opinion of counsel satisfactory to the issuer that such registration is not required.

An example of an exemption from registration of restricted shares is Rule 144 of the Securities Act of 1933. Under Rule 144 and subject to certain limitations a person, including an affiliate, who has beneficially owned shares for at least one year is entitled to sell in “broker transactions” or to market makers, within any three month period, a number of shares that does not exceed the greater of one percent of the outstanding shares of Common Stock or the average weekly trading volume in the Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale.

Dividend Policy

The Mass Megawatts does not anticipate that it will pay cash dividends or distributions in the foreseeable future. In the past, Mass Megawatts had never declared any cash dividends or made any distributions. The Company plans to retain its earnings in order to help finance the growing operations.

MARKET FOR THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Common Stock

The Common Stock of the Company is traded on the Over the Counter Market and quoted under the symbol “MMMW”. The following table sets forth, for the fiscal years ended April 30, 2022 and April 30, 2021, the high and low per share bid prices of the Company’s Common Stock as reported by OTC Markets. These quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commissions and may not represent actual transactions.

12 Month Period Ended Aril 30, 2022	High	Low

Quarter ended July 31, 2021	$0.100	$0.045
Quarter ended October 31, 2021	0.075	0.041
Quarter ended January 31, 2022	0.078	0.025
Quarter ended April 30, 2022	0.044	0.026

12 Month Period Ended April 30, 2021	High	Low

Quarter ended July 31, 2020	$0.009	$0.006
Quarter ended October 31, 2020	0.021	0.007
Quarter ended January 31, 2021	0.43	0.015
Quarter ended April 30, 2021	0.30	0.08

Holders

As of July 29, 2022, we had 137,764,579 shares of common stock outstanding, held by 553 stockholders of record.

32

OTHER SHAREHOLDER MATTERS

Mass Megawatts does not have Preferred Stock, Convertible Securities, rights to exchange into shares of Common Stock, Options, Warrants, Debt Securities, or Equity Compensation Plans at the current time.

In December 2020 Mass Megawatts held a shareholders meeting and approved an amendment of the Articles of Incorporation to increase the authorized number of shares of Common Stock from 67,000,000 to 133,000,000. In May 2021, the shareholders approved an additional increase in authorized shares from 133,000,000 to 300,000,000. In September 2021, a Regulation A stock offering to sell 5 million shares was qualified. The offering was completed in November 2021.

Recent Sales of Unregistered Securities and Regulation A Shares of Stock

The following information represents securities sold by the Company since May 1, 2019, which were not registered under the Securities Act. The only sales related to registered shares were included at the end of the as sales pursuant to Regulation A qualified on September 22, 2021. Those sales were issued on October 4, 2021, November 3, 2021, and November 4, 2021. All the sales of Unregistered Securities were new issuances of Common Stock (no par). The sales and issuances of the securities described below were made pursuant to the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Regulation D (Rule 506 D) under the Securities Act. Each purchaser represented that such purchaser’s intention to acquire the shares for investment only and each purchaser was sufficient information toward making an informed investment decision.

On November 9, 2020, we issued 300,000 shares of common stock in exchange for services rendered valued at $6,120.

On December 30, 2020, we issued 1,000,000 shares of common stock in exchange for equipment valued at $29,000. On January 7, 2021, we issued 500,000 shares of common stock in exchange for services rendered valued at $15,850.

On January 15, 2021, we issued 300,000 shares of common stock in exchange for services rendered valued at $15,300.

On January 21, 2021, we issued 1,326,000 shares of common stock in exchange for cash proceeds of $19,890. On January 22, 2021, we issued 3,000,000 shares of common stock in exchange for cash proceeds of $60,000. On January 25, 2021, we issued 100,000 shares of common stock in exchange for cash proceeds of $2,500.

On January 28, 2021, we issued 50,716,815 shares of common stock in exchange for debt valued of $491,483 to Jonathan Ricker, the Company’s Chief Executive Officer.

On January 29, 2021, we issued 100,000 shares of common stock in exchange for cash proceeds of $5,000.

On February 1, 2021, we issued 600,000 shares of common stock in exchange for cash proceeds of $24,000.

On February 5, 2021, we issued 71,429 shares of common stock in exchange for cash proceeds of $5,000.

On February 8, 2021, we issued 71,429 shares of common stock in exchange for cash proceeds of $5,000.

On February 10, 2021,we issued 71,429 shares of common stock in exchange for cash proceeds of $5,000.

33

On February 10, 2021, we issued 200,000 shares of common stock in exchange for $5,000 cash proceeds.

On February 16, 2021, we issued 1,500,000 shares of common stock in exchange for cash proceeds of $45,000.

On March 19, 2021, we issued 500,000 shares of common stock in exchange for cash proceeds of $15,000.

On March 25, 2021, we issued 300,000 shares of common stock in exchange for services rendered valued at $55,500.

On April 12, 2021,we issued 400,000 shares of common stock in exchange for cash proceeds of $14,000.

On April 28, 2021, we issued 1,250,000 shares of common stock in exchange for cash proceeds of $25,000.

On May 6, 2021, we issued 1,500,000 shares of common stock in exchange for cash proceeds of $30,000.

On June 8, 2021, we issued 300,000 shares of common stock in exchange for cash proceeds of $4,500.

On September 19, 2021, we issued 1,000,000 shares of common stock in exchange for cash proceeds of $20,000.

On October 4, 2021, we issued 200,000 shares of common stock pursuant to the Regulation A Offering qualified on September 22, 2021 in exchange for cash proceeds of $10,000.

On November 1, 2021, we issued 1,000,000 shares of common stock in exchange for cash proceeds of $20,000.

On November 3, 2021, we issued 4,300,000 shares of common stock pursuant to the Regulation A Offering qualified on September 22, 2021 in exchange for cash proceeds of $215,000.

On November 4, 2021, we issued 500,000 shares of common stock pursuant to the Regulation A Offering qualified on September 22, 2021 in exchange for cash proceeds of $25,000.

34

FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA

TABLE OF CONTENTS TO FINANCIAL STATEMENTS

Mass Megawatts Wind Power, Inc.

Financial Statements Table of Contents

Financial information for Years Ended April 30,2022 and April 30,2021

FINANCIAL INFORMATION FOR THREE MONTHS ENDED JULY 31, 2022

FINANCIAL INFORMATION FOR QUARTERLY REPORT FOR PERIOD ENDED OCTOBER 31, 2022

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FL Office 7951 SW 6th Street, Suite 216 Plantation, FL 33324 Tel: 954-424-2345 Fax: 954-424-2230

To the Board of Directors and Stockholders of

Mass Megawatts Wind Power, Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Mass Megawatts Wind Power, Inc. (“the Company”) as of April 30, 2022 and the related statements of operations, members’ deficit, cash flows and the related notes to consolidated financial statements (collectively referred to as the consolidated financial statements) for the year ended April 30, 2022. In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at April 30, 2022, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and Generally Accepted Audit Standards (GAAS). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has an accumulated deficit, recurring losses, and expects continuing future losses. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

The firm has served this client since June 2022.

/s/ L&L CPAS, PA L&L CPAS, PA
Certified Public Accountants Plantation, FL
The United States of America July 28, 2022

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Mass Megawatts Wind Power, Inc.

Worcester, Massachusetts

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Mass Megawatts Wind Power, Inc. (the “Company”) as of April 30, 2021, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2021, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP
www.malonebailey.com
We have served as the Company’s auditor since 2021 Houston, Texas
April 5, 2022

F-3

Mass Megawatts Wind Power, Inc.

Balance Sheets

	April 30, 2022	April 30, 2021
ASSETS
Current assets:
Cash	107,864	70,687
Deposits and other current assets	1,000	1,000
Total current assets	108,864	71,687
Total assets	$108,864	$71,687
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$99,508	$99,508
Deferred revenue	27,100	27,100
Due to officer	-	1,969
Total current liabilities	126,608	128,577
Total liabilities	126,608	128,577
STOCKHOLDERS’ DEFICIT
Common stock, no par value, 158,000,000 shares authorized, 137,764,579 and 128,964,579 shares issued and outstanding, respectively	8,527,825	8,203,325
Additional paid in capital	1,569	1,569
Accumulated deficit	(8,547,138)	(8,261,784)
Total stockholders’ deficit	(17,744)	(56,890)
Total liabilities and stockholders’ deficit	$108,864	$71,687

The accompanying notes are an integral part of these audited financial statements.

F-4

Mass Megawatts Wind Power, Inc.

Statements of Operations

For the years ended April 30, 2022 and 2021

	April 30, 2022	April 30, 2021
Operating expenses:
General and administrative	$285,354	$284,520

Total operating expenses	(285,354)	(284,520)

Net loss	$(285,354)	$(284,520)

Net loss per common share:
Basic and diluted	$(0.00)	$(0.00)

Weighted average common shares outstanding:
Basic and diluted	134,061,145	81,833,163

The accompanying notes are an integral part of these audited financial statements.

F-5

Mass Megawatts Wind Power, Inc.

Statements of Changes in Stockholders’ Deficit For the years ended April 30, 2022 and 2021

			Additional
	Common Stock		paid-in	Accumulated
	Shares	Amount	capital	Deficit	Total

Balance, April 30, 2020	66,657,477	$7,359,682	$1,569	$(7,977,264)	$(616,013)
Common shares issued for cash	9,190,287	230,390	-	-	230,390
Common shares issued for services	2,400,000	121,770	-	-	121,770
Common shares issued for settlement of liabilities	50,716,815	491,483	-	-	491,483
Net loss	-	-	-	(284,520)	(284,520)
Balance, April 30, 2021	128,964,579	8,203,325	1,569	(8,261,784)	(56,890)
Common shares issued for cash	8,800,000	324,500	-	-	324,500
Net loss	-	-	-	(285,354)	(285,354)
Balance, April 30, 2022	137,764,579	$8,527,825	$1,569	$(8,547,138)	$(17,744)

The accompanying notes are an integral part of these audited financial statements.

F-6

Mass Megawatts Wind Power, Inc.

Statements of Cash Flows

For the years ended April 30, 2022 and 2021

	April 30, 2022	April 30, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(285,354)	$(284,520)
Adjustment to reconcile net loss to cash used in operating activities:
Stock based compensation	-	121,770
Loss on settlement of accounts payable	-	1,623
Net change in:
Deposits and other current assets	-	(1,000)
Accounts payable and accrued liabilities	-	282

CASH FLOWS USED IN OPERATING ACTIVITIES	(285,354)	(161,845)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from officer	-	1,969
Repayment of advances from officer	(1,969)	-
Proceeds from sale of common shares	324,500	230,390

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	322,531	232,359

NET CHANGE IN CASH	37,177	70,514
Cash, beginning of period	70,687	173
Cash, end of period	$107,864	$70,687

SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid on interest expenses	$-	$-
Cash paid for income taxes	$-	$-

NON-CASH TRANSACTIONS
Common shares issued for convertible notes	$-	$489,860

The accompanying notes are an integral part of these audited financial statements.

F-7

Mass Megawatts Wind Power, Inc.

Notes to the Consolidated Financial Statements For the years ended April 30, 2022, and 2021

Note 1. Nature of Business

Mass Megawatts Wind Power, Inc. (“Mass Megawatts” or the “Company”), a Massachusetts corporation, was incorporated as Mass Megawatts, Inc. on May 27, 1997. Mass Megawatts, Inc. changed its name in January 2001 to Mass Megawatts Power, Inc. Mass Megawatts Power, Inc. changed its name on February 27, 2002, to Mass Megawatts Wind Power, Inc. Mass Megawatts’ principal line of business is to develop its prototype wind energy production equipment and locate and adapt suitable operating facilities. It intends to build, patent, and operate wind energy generated power plants utilizing proprietary MultiAxis Turbine technology. Mass Megawatts expects to sell the generated electricity to the power commodity exchange on the open market, initially in California. In September 2014, Mass Megawatts introduced a program to develop and market a new solar tracking technology. The corporate headquarters is located in Worcester, Massachusetts.

Note 2. Summary of Significant Accounting Policies

The financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Basis of Presentation

The basis of accounting applied is United States generally accepted accounting principles (“US GAAP”).

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original purchase maturity of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from these estimates. Significant estimates in the accompanying financial statements involved the valuation of common stock and stock based compensation.

Property and Equipment

Property and equipment is recorded at cost and depreciated over their estimated useful lives using the straight-line depreciation method as follows:

Computer equipment	2-3 years
Machinery and equipment	5 years
Furniture and office equipment	7 years

Repairs and maintenance costs are expensed as incurred.

Contract Liabilities

The Company may at times receive payment at the time a customer places an order. Amounts received for undelivered product or services not yet provided are considered a contract liability and are recorded as deferred revenue. As of April 30, 2022 and 2021, the Company had deferred revenue of $27,100 related to unsatisfied performance obligations

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash and accounts payable. The carrying values of these financial instruments approximate their respective fair values as they are short-term in nature or carry interest rates that approximate market rate.

F-8

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The Company utilizes a three-level valuation hierarchy for disclosures of fair value measurements, defined as follows:

Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value.

The Company does not have any assets or liabilities that are required to be measured and recorded at fair value on a recurring basis.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and the tax bases of reported assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company must then assess the likelihood that the resulting deferred tax assets will be realized. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized.

The Company accounts for uncertain tax positions in accordance with the provisions of Accounting Standards Codification (ASC) 740-10 which prescribes a recognition threshold and measurement attribute for financial statement disclosure of tax positions taken, or expected to be taken, on its tax return. The Company evaluates and records any uncertain tax positions based on the amount that management deems is more likely than not to be sustained upon examination and ultimate settlement with the tax authorities in the tax jurisdictions in which it operates.

Advertising and Marketing Costs

We expense advertising and marketing costs as incurred. Advertising and marketing costs were $69,127 and $17,878 for the year ended April 30, 2022 and 2021, respectively.

Stock-based Compensation

Employee and non-employee share-based compensation is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the requisite service period.

Loss Per Common Share

Basic loss per common share is computed by dividing net loss available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive. Accordingly, the number of weighted average shares outstanding, as well as the amount of net loss per share are presented for basic and diluted per share calculations for the years ended April 30, 2022 and 2021, reflected in the accompanying statements of operations. There were no dilutive shares outstanding during the years ended April 30, 2022 and 2021.

F-9

Recent Accounting Pronouncements

The Company does not believe that any recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

Note 3. Going Concern

These financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the ability of the Company to obtain equity financings to continue operations. The Company has a history of and expects to continue to report negative cash flows from operations and a net loss. Management believes that the cash on hand is sufficient to fund its planned operations into but not beyond the near term. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company plans to generate revenue, improve cash flows from operations and seek additional funding through equity offerings. Management cannot be certain that such events or a combination thereof can be achieved.

Note 4. Related Party Transactions

As of April 30, 2021, Mass Megawatts owed $1,969 to the Company’s President, which consists of amounts owed on personal credit cards for company expenditure amounts funded by the President directly. During the year ended April 30, 2022, the Company repaid $1,969 of advances.

During the year ended April 30, 2021, the Company issued the President issued 50,716,815 shares of common stock for the settlement of liabilities totaling $489,860 and 300,000 shares of common stock for services valued at $3,000. See Note 5.

Note 5. Equity

2022

The Company has designated for issuance 133,000,000 shares each of common stock with no par value. On May 28, 2021, the Company filed articles of amendment to increase its authorized common shares to 158,000,000 with no par value.

During the year ended April 30, 2022, the Company sold 8,800,000 shares of common stock and received proceeds of $324,500.

2021

The Company has designated for issuance 133,000,000 shares each of common stock with no par value.

During the year ended April 30, 2021, the Company sold 9,190,287 shares of common stock and received proceeds of $230,390.

During the year ended April 30, 2021, the Company issued 2,400,000 shares of common stock for services with a value of $121,770.

During the year ended April 30, 2021, the Company issued 50,716,815 shares of common stock for the settlement of liabilities with a related party totaling $489,860 and recorded a loss on settlement of accounts payable of $1,623.

Note 6. Income Tax

The Company is subject to United States federal income taxes at an approximate rate of 21%. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

	Year Ended April 30, 2022	Year Ended April 30, 2021
Income tax benefit computed at the statutory rate	$60,000	$60,000
Non-deductible expenses	-	(56,000)
Change in valuation allowance	(60,000)	(4,000)
Provision for income taxes	$-	$-

Significant components of the Company’s deferred tax assets after applying enacted corporate income tax rates are as follows:

	As of April 30, 2022	As f April 30, 2021
Deferred income tax assets
Net operating losses	$136,000	$76,000
Valuation allowance	(136,000)	(76,000)
Net deferred income tax assets	$-	$-

The Company has an operating loss carry forward of approximately $645,000.

F-10

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

CONTROLS AND PROCEDURES

Conclusion Regarding the Effectiveness of Disclosure Controls and Procedures

We maintain a set of disclosure controls and procedures designed to ensure that information required to be disclosed by us in the reports filed under the Securities Exchange Act, is recorded, processed, summarized and reported within the time periods specified by the Commission’s rules and forms. Disclosure controls are also designed with the objective of ensuring that this information is accumulated and communicated to our management, including our chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure. We evaluated the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended) as of the end of the period covered by this report. As a result of this evaluation, management concluded that our disclosure controls and procedures were not effective as of April 30, 2022.

Management’s Annual Report on Internal Control over Financial Reporting

This Annual Report does not include a report of management’s assessment regarding our internal control over financial reporting or an attestation report of our independent registered accounting firm due to a transition period established by rules of the SEC for newly public companies. Additionally, our independent registered accounting firm will not be required to opine on the effectiveness of our internal control over financial reporting pursuant to Section 404 of Sarbanes-Oxley Act of 2002 until we are no longer an “emerging growth company” as defined in the JOBS Act.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting that occurred during the quarter ended April 30, 2022 that materially affect, or are reasonably likely to materially affect, our internal control over financial reporting.

OTHER INFORMATION

Other Directorships

No director of the Company is also a director of other issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act).

Stockholder Communications with the Board

A stockholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our Secretary,100 Boston Turnpike, Suite J9B#290, Shrewsbury, MA 01545 , who, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Secretary will not open the communication, but will note the date the communication was received and promptly forward the communication to the director(s) to whom it is addressed.

Change of Control

The Company is not aware of any arrangements which may at a subsequent date result in a change of control of the Company.

Equity Compensation Plan Information

Mass Megawatts does not have Preferred Stock, Convertible Securities, rights to exchange into shares of Common Stock, Options, Warrants, Debt Securities, or Equity Compensation Plans at the current time.

F-11

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Our independent public accounting firm is L&L CPAs PCAOB Auditor ID #000, LP.

Our sole director approves in advance the scope and cost of the engagement of an auditor before the auditor renders audit and non-audit services.

Audit Fees

The aggregate fees billed by our independent auditors, L&L CPAs, LP and MaloneBailey, LLP, for professional services rendered for the audit of our annual financial statements, and for the review of quarterly financial statements for the fiscal years ended April 30, 2022, and 2021, were:

	2022	2021
MaloneBailey, LLP	$-	$51,000
L&L CPAs, LP	$10,000	-

Audit fees incurred by the Company were pre-approved by the Board of Directors.

Audit Related Fees: None.

Tax Fees: None.

All Other Fees: None.

We do not use the auditors for financial information system design and implementation. Such services, which include designing or implementing a system that aggregates source data underlying the financial statements or that generates information that is significant to our financial statements, are provided internally or by other service providers. We do not engage the auditors to provide compliance outsourcing services.

The Board of Directors has considered the nature and amount of fees billed by L&L CPAs, LP and believes that the provision of services for activities unrelated to the audit is compatible with maintaining L&L CPAs, LP ‘s independence.

F-12

Mass Megawatts Wind Power, Inc.

Balance Sheets

(Unaudited)

	July 31, 2022	April 30, 2022

ASSETS
Current assets:
Cash	$27,339	$107,864
Deposits and other current assets	1,000	1,000
Total current assets	28,339	108,864

Total assets	$28,339	$108,864

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$110,825	$99,508
Deferred revenue	27,100	27,100
Total current liabilities	137,925	126,608
Total liabilities	137,925	126,608

STOCKHOLDERS’ DEFICIT
Common stock, no par value, 158,000,000 shares authorized, 137,764,579 shares issued and outstanding	8,527,825	8,527,825
Additional paid in capital	1,569	1,569
Accumulated deficit	(8,638,980)	(8,547,138)
Total stockholders’ deficit	(109,586)	(17,744)
Total liabilities and stockholders’ deficit	$28,339	$108,864

The accompanying notes are an integral part of these unaudited financial statements.

F-13

Mass Megawatts Wind Power, Inc.

Statements of Operations

For the three months ended July 31, 2022 and 2021

(Unaudited)

	July 31, 2022	July 31, 2021

Operating expenses:
General and administrative	$91,842	$65,990

Total operating expenses	(91,842)	(65,990)

Net loss	$(91,842)	$(65,990)

Loss per share - basic	$(0.00)	$(0.00)
Loss per share - diluted	$(0.00)	$(0.00)

Weighted average shares outstanding - basic	137,764,579	130,556,887
Weighted average shares outstanding - diluted	137,764,579	130,556,887

The accompanying notes are an integral part of these unaudited financial statements.

F-14

Mass Megawatts Wind Power, Inc.

Statements of Changes in Stockholders’ Deficit

For the three months ended July 31, 2022 and 2021

(Unaudited)

	Common Stock		Additional	Accumulated
	Shares	Amount	paid-in capital	Deficit	Total

Balance, April 30, 2022	137,764,579	$8,527,825	$1,569	$(8,547,138)	$(17,744)

Net loss	-	-	-	(91,842)	(91,842)

Balance, July 31, 2022	137,764,579	$8,527,825	$1,569	$(8,638,980)	$(109,586)

Balance, April 30, 2021	128,964,579	$8,203,325	$1,569	$(8,261,784)	$(56,890)

Common shares for cash	1,800,000	34,500	-	-	34,500

Net loss	-	-	-	(65,990)	(65,990)

Balance, July 31, 2021	130,764,579	$8,237,825	$1,569	$(8,327,774)	$(88,380)

The accompanying notes are an integral part of these unaudited financial statements.

F-15

Mass Megawatts Wind Power, Inc.

Statements of Cash Flows

For the three months ended July 31, 2022 and 2021

(Unaudited)

	July 31, 2022	July 31, 2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(91,842)	$(65,990)
Net change in:
Due to stockholder	-	5,000
Accounts payable and accrued liabilities	11,317	-

CASH FLOWS USED IN OPERATING ACTIVITIES	(80,525)	(60,990)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common shares	-	34,500

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	-	34,500

NET CHANGE IN CASH	(80,525)	(26,490)
Cash, beginning of period	107,864	70,687
Cash, end of period	$27,339	$44,197

SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid on interest expenses	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

F-16

Mass Megawatts Wind Power, Inc.

Notes to the Financial Statements

(Unaudited)

Note 1. Nature of Business

Mass Megawatts Wind Power, Inc. (“Mass Megawatts” or the “Company”), a Massachusetts corporation, was incorporated as Mass Megawatts, Inc. on May 27, 1997. Mass Megawatts, Inc. changed its name in January 2001 to Mass Megawatts Power, Inc. Mass Megawatts Power, Inc. changed its name on February 27, 2002 to Mass Megawatts Wind Power, Inc. Mass Megawatts’ principal line of business is to develop its prototype wind energy production equipment and locate and adapt suitable operating facilities. It intends to build, patent, and operate wind energy generated power plants utilizing proprietary MultiAxis Turbine technology. Mass Megawatts expects to sell the generated electricity to the power commodity exchange on the open market, initially in California. In September 2014, Mass Megawatts introduced a program to develop and market a new solar tracking technology. The corporate headquarters is located in Worcester, Massachusetts.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited interim financial statements of Mass Megawatts have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the financial statements and notes thereto contained in the Company’s fiscal 2022 filing. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for our interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosure contained in the financial statements for fiscal 2022, have been omitted.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from these estimates. Significant estimates in the accompanying financial statements involved the valuation of common stock and stock based compensation.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash and accounts payable. The carrying values of these financial instruments approximate their respective fair values as they are short-term in nature or carry interest rates that approximate market rate.

Advertising and Marketing Costs

We expense advertising and marketing costs as incurred. Advertising and marketing costs were $28,171 and $10,351 for the three months ended July 31, 2022 and 2021, respectively.

F-17

Recent Accounting Pronouncements

The Company does not believe that any recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

Note 3. Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. At July 31, 2022, the Company had not yet achieved profitable operations and expects to incur further losses in the development of its business, all of which raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however, there is no assurance of additional funding being available.

Note 4. Related Party Transactions

During the three months ended July 31, 2022 and 2021, the Company paid the President $20,000 and $15,000, respectively, for services.

Note 5. Subsequent Events

On August 25, 2022, the Company sold 500,000 shares of common stock and received proceeds of $5,000. On the same, entered into a subscription agreement to issue 100,000 shares of common stock for services with a value of $1,000. As of the date of this filing, the shares have not been issued.

F-18

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Introduction

You should read the matters described and incorporated by reference in “Risk Factors” and the other cautionary statements made in this Report, and incorporated by reference herein, as being applicable to all related forward-looking statements wherever they appear in this Report. We cannot assure you that the forward-looking statements in this Report will prove to be accurate and therefore prospective investors are encouraged not to place undue reliance on forward-looking statements. Other than as required by law, we undertake no obligation to update or revise these forward-looking statements, even though our situation may change in the future.

This information should be read in conjunction with the interim unaudited financial statements and the notes thereto included in this Quarterly Report on Form 10-Q, and the audited financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended April 30, 2022, filed with the Securities and Exchange Commission on July 29, 2022 (the “Annual Report”).

Certain capitalized terms used below and otherwise defined below, have the meanings given to such terms in the footnotes to our consolidated financial statements included above under “Part I - Financial Information” – “Item 1. Financial Statements”.

In this Quarterly Report on Form 10-Q, we may rely on and refer to information regarding the industries in which we operate in general from market research reports, analyst reports and other publicly available information. Although we believe that this information is reliable, we cannot guarantee the accuracy and completeness of this information, and we have not independently verified any of it.

Unless the context requires otherwise, references to the “Company,” “we,” “us,” “our,” and “Mass Megawatts Wind Power” refer specifically to Mass Megawatts Wind Power, Inc..

In addition, unless the context otherwise requires and for the purposes of this Report only:

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
●	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and
●	“Securities Act” refers to the Securities Act of 1933, as amended.

Where You Can Find Other Information

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us at http://www.sec.gov. Copies of documents filed by us with the SEC are also available from us without charge, upon oral or written request to our Secretary, who can be contacted at the address and telephone number set forth on the cover page of this Report. Our website address is http://www.massmegawatts.com/. The information on, or that may be accessed through, our website is not incorporated by reference into this Report and should not be considered a part of this Report.

F-19

Summary of The Information Contained in Management’s Discussion and Analysis of Financial Condition and Results of Operations

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) is provided in addition to the accompanying consolidated financial statements and notes to assist readers in understanding our results of operations, financial condition, and cash flows. MD&A is organized as follows:

●	Overview. Summary of our operations.

●	Plan of Operations. A description of our plan of operations for the next 12 months including required funding.

●	Results of Operations. An analysis of our financial results comparing the three months ended July 31, 2022 and 2021.

●	Liquidity and Capital Resources. An analysis of changes in our consolidated balance sheets and cash flows and discussion of our financial condition.

●	Critical Accounting Policies and Estimates. Accounting estimates that we believe are important to understanding the assumptions and judgments incorporated in our reported financial results and forecasts.

Overview

Corporate Information

Our principal executive offices are located at 100 Boston Turnpike, Ste J9B#290 Shrewsbury, MA, and our telephone number is (508) 942-3531.

Summary of Business

Mass Megawatts’ principal line of business is to develop a solar tracker for production to produce sales in the near term and wind energy production equipment for potential applications in the longer term. Currently, we have only solar tracker prototypes for the purpose of testing and finalizing the design before any commercial or mass production. The patent filings related to the solar trackers are pending and not yet granted. The Company is currently finding locations for suitable operating facilities for its solar project using the solar tracker technology. In addition to its solar projects, the company intends to build and operate wind energy generated power plants utilizing proprietary MultiAxis Turbine technology after the solar tracker technology develops to a level of consistent sales to be able to be profitable or close to profitable. Mass Megawatts built several wind energy power plants to test and develop the new technology. However, we have not achieved a final product for commercial production of the wind power plants.

Summary of Primary Business (Solar Tracker Product)

The patent pending, Mass Megawatts ‘Solar Tracking System’ (STS) is a complete solar power system that is designed to continually adjust the position of solar panels to receive the optimal level of direct sunlight throughout the day. Unlike other solar tracking technologies, the Mass Megawatts STS utilizes a low-cost structure that adds stability to the overall solar-power system while improving energy production levels for the customer.

Plan of Operations

We had a working capital deficit of $109,586 as of July 31, 2022. With our current cash on hand and based on our current average monthly expenses, we don’t currently anticipate the need for additional funding in order to continue our operations at their current levels and to pay the costs associated with being a public company for the next 12 months. We may however require additional funding in the future to expand or complete acquisitions. Our plan for the next twelve months is to continue using the same marketing and management strategies and continue providing a quality product with excellent customer service while also seeking to expand our operations organically or through acquisitions as funding and opportunities arise, and as discussed above, we have also purchased a homesite which we intend to construct a custom home on which we then plan to sell. As our business continues to grow, customer feedback will be integral in making small adjustments to improve the product and overall customer experience. We plan to raise additional required funding when required through the sale of debt or equity, which may not be available on favorable terms, if at all, and may, if sold, cause significant dilution to existing stockholders. If we are unable to access additional capital moving forward, it may hurt our ability to grow and to generate future revenues.

F-20

Results of Operations

For the Three Months Ended July 31, 2022 Compared to the Three Months Ended July 31, 2021

We had operating expenses consisting solely of general and administrative expenses of $91,842 for the three months ended July 31, 2022, compared to operating expenses consisting solely of general and administrative expenses of $65,990 for the three months ended July 31, 2021. Operating expenses increased by $25,852 or 39% from the prior period mainly due to increase in professional fees which were offset by a decrease in filings fees.

We had net loss of $91,842 for the three months ended July 31, 2022, compared to a net loss of $65,990 for the three months ended July 31, 2021, an increase in net loss of $25,852 or 39%, due to the increase in general and administrative expenses.

Liquidity and Capital Resources

We had total assets of $28,339 as of July 31, 2022, consisting of total current assets of $28,339, which included cash of $27,339, deposit of $1,000.

We had total liabilities of $137,925 as of July 31, 2022, which included current liabilities of $137,925, including accounts payable and accrued liabilities of $110,825 and deferred revenue of $27,100.

We had a working capital deficit of $109,586 as of July 31, 2022, compared to a working capital deficit of $17,744 as of April 30, 2022.

We had $80,525 of net cash used in operating activities for the three months ended July 31, 2022, as compared to $60,990 of net cash provided by operating activities for the three months ended July 31, 2021.

We had no cash provided by financing activities for the three months ended July 31, 2022, as compared to $34,500 of cash provided by financing activities for the three months ended July 30, 2021, which were due to proceeds from sale of common shares.

We do not currently have any additional commitments or identified sources of additional capital from third parties or from our officers, directors or majority stockholders. Additional financing may not be available on favorable terms, if at all.

In the future, we may be required to seek additional capital by selling additional debt or equity securities, or otherwise be required to bring cash flows in balance when we approach a condition of cash insufficiency. The sale of additional equity or debt securities, if accomplished, may result in dilution to our then stockholders. Financing may not be available in amounts or on terms acceptable to us, or at all. In the event we are unable to raise additional funding and/or obtain revenues sufficient to support our expenses, we may be forced to curtail or abandon our business operations, and any investment in the Company could become worthless.

Critical Accounting Policies and Estimates

The preparation of financial statements and related disclosures in conformity with U.S. generally accepted accounting principles and the Company’s discussion and analysis of its financial condition and operating results require the Company’s management to make judgments, assumptions and estimates that affect the amounts reported. Management bases its estimates on historical experience and on various other assumptions it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates, and such differences may be material.

“Note 1. The Company and Summary of Significant Accounting Policies” in Part I, Item 1 of this Form 10-Q and “Note 1. The Company, Summary of Significant Accounting Policies and Going Concern” in the Notes to Consolidated Financial Statements in Part II, Item 8, of the 2021 Annual Report, describe the significant accounting policies and methods used in the preparation of the Company’s consolidated financial statements.

F-21

Item 3. Quantitative and Qualitative Disclosures about Market Risk

Pursuant to Item 305(e) of Regulation S-K (§ 229.305(e)), the Company is not required to provide the information required by this Item as it is a “smaller reporting company,” as defined by Rule 229.10(f)(1).

Item 4. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Under the direction and with the participation of the Company’s management, including the Company’s Chief Executive and Chief Financial Officer, the Company has conducted an evaluation of the effectiveness of the design and operation of its disclosure controls and procedures as of July 31, 2022. The Company maintains disclosure controls and procedures that are designed to ensure that information required to be disclosed in its periodic reports with the Securities and Exchange Commission is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and regulations, and that such information is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure. The Company’s disclosure controls and procedures are designed to provide a reasonable level of assurance of reaching its desired disclosure control objectives. Based on the evaluation, the Chief Executive and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were not effective as of July 31, 2022.

Changes in Internal Control Over Financial Reporting

There was no change in the Company’s internal control over financial reporting that occurred during the three months ended July 31, 2022 that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

Limitations on Effectiveness of Controls and Procedures

The Company’s disclosure controls and procedures are designed to provide the Company’s Principal Executive Officer and Principal Financial Officer with reasonable assurances that the Company’s disclosure controls and procedures will achieve their objectives. However, the Company’s management does not expect that the Company’s disclosure controls and procedures or the Company’s internal control over financial reporting can or will prevent all human error. A control system, no matter how well designed and implemented, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Furthermore, the design of a control system must reflect the fact that there are internal resource constraints, and the benefit of controls must be weighed relative to their corresponding costs. Because of the limitations in all control systems, no evaluation of controls can provide complete assurance that all control issues and instances of error, if any, within the Company are detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur due to human error or mistake. Additionally, controls, no matter how well designed, could be circumvented by the individual acts of specific persons within the organization. The design of any system of controls is also based in part upon certain assumptions about the likelihood of future events, and such design may not succeed in achieving its stated objectives under all potential future conditions.

F-22

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F-23

Mass Megawatts Wind Power, Inc.

Balance Sheets

(Unaudited)

	October 31, 2022	April 30, 2022

ASSETS
Current assets:
Cash	$11,776	$107,864
Deposits and other current assets	1,000	1,000
Total current assets	12,776	108,864

Total assets	$12,776	$108,864

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$103,603	$99,508
Deferred revenue	27,100	27,100
Advances - related party	1,994	-
Total current liabilities	132,697	126,608
Total liabilities	132,697	126,608

STOCKHOLDERS’ DEFICIT
Common stock, no par value, 160,000,000 shares authorized, 143,464,579 and 138,364,579 shares issued and outstanding, respectively	8,574,975	8,527,825
Additional paid in capital	1,569	1,569
Accumulated deficit	(8,696,465)	(8,547,138)
Total stockholders’ deficit	(119,921)	(17,744)
Total liabilities and stockholders’ deficit	$12,776	$108,864

The accompanying notes are an integral part of these unaudited financial statements.

F-24

Mass Megawatts Wind Power, Inc.

Statements of Operations

For the three and six months ended October 31, 2022 and 2021

(Unaudited)

	Three months ended		Six months ended
	October 31, 2022	October 31, 2021	October 31, 2022	October 31, 2021

Operating expenses:
General and administrative	$57,485	$48,089	$149,327	$114,079

Total operating expenses	(57,485)	(48,089)	(149,327)	(114,079)

Net loss	$(57,485)	$(48,089)	$(149,327)	$(114,079)

Loss per share - basic	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Loss per share - diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average shares outstanding - basic	139,920,623	131,285,458	138,836,710	130,920,317
Weighted average shares outstanding - diluted	139,920,623	131,285,458	138,836,710	130,920,317

The accompanying notes are an integral part of these unaudited financial statements.

F-25

Mass Megawatts Wind Power, Inc.

Statements of Changes in Stockholders’ Deficit

For the six months ended October 31, 2022 and 2021

(Unaudited)

	Common Stock		Additional	Accumulated
	Shares	Amount	paid-in capital	Deficit	Total

Balance, April 30, 2022	137,764,579	$8,527,825	$1,569	$(8,547,138)	$(17,744)

Net loss	-	-	-	(91,842)	(91,842)

Balance, July 31, 2022	137,764,579	8,527,825	1,569	(8,638,980)	(109,586)

Common shares for cash	5,600,000	44,250	-	-	44,250

Common shares for services	100,000	2,900	-	-	2,900

Net loss	-	-	-	(57,485)	(57,485)

Balance, October 31, 2022	143,464,579	$8,574,975	$1,569	$(8,696,465)	$(119,921)

Balance, April 30, 2021	128,964,579	$8,203,325	$1,569	$(8,261,784)	$(56,890)

Common shares for cash	1,800,000	34,500	-	-	34,500

Net loss	-	-	-	(65,990)	(65,990)

Balance, July 31, 2021	130,764,579	8,237,825	1,569	(8,327,774)	(88,380)

Common shares for cash	1,200,000	30,000	-	-	30,000

Net loss	-	-	-	(48,089)	(48,089)

Balance, October 31, 2021	131,964,579	$8,267,825	$1,569	$(8,375,863)	$(106,469)

The accompanying notes are an integral part of these unaudited financial statements.

F-26

Mass Megawatts Wind Power, Inc.

Statements of Cash Flows

For the six months ended October 31, 2022 and 2021

(Unaudited)

	October 31, 2022	October 31, 2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(149,327)	$(114,079)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	2,900	-
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	4,095	(9,863)
Advances - related party	1,994	-

CASH FLOWS USED IN OPERATING ACTIVITIES	(140,338)	(123,942)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common shares	44,250	64,500

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	44,250	64,500

NET CHANGE IN CASH	(96,088)	(59,442)
Cash, beginning of period	107,864	70,687
Cash, end of period	$11,776	$11,245

SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid on interest expenses	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

F-27

Mass Megawatts Wind Power, Inc.

Notes to the Financial Statements

(Unaudited)

Note 1. Nature of Business

Mass Megawatts Wind Power, Inc. (“Mass Megawatts” or the “Company”), a Massachusetts corporation, was incorporated as Mass Megawatts, Inc. on May 27, 1997. Mass Megawatts, Inc. changed its name in January 2001 to Mass Megawatts Power, Inc. Mass Megawatts Power, Inc. changed its name on February 27, 2002 to Mass Megawatts Wind Power, Inc. Mass Megawatts’ principal line of business is to develop its prototype wind energy production equipment and locate and adapt suitable operating facilities. It intends to build, patent, and operate wind energy generated power plants utilizing proprietary MultiAxis Turbine technology. Mass Megawatts expects to sell the generated electricity to the power commodity exchange on the open market, initially in California. In September 2014, Mass Megawatts introduced a program to develop and market a new solar tracking technology. The corporate headquarters is located in Worcester, Massachusetts.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited interim financial statements of Mass Megawatts have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”) and should be read in conjunction with the financial statements and notes thereto contained in the Company’s fiscal 2022 filing. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for our interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosure contained in the financial statements for fiscal 2022, have been omitted.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from these estimates. Significant estimates in the accompanying financial statements involved the valuation of common stock and stock based compensation.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash and accounts payable. The carrying values of these financial instruments approximate their respective fair values as they are short-term in nature or carry interest rates that approximate market rate.

Advertising and Marketing Costs

We expense advertising and marketing costs as incurred. Advertising and marketing costs were $53,186 and $23,817 for the six months ended October 31, 2022 and 2021, respectively.

F-28

Recent Accounting Pronouncements

The Company does not believe that any recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

Note 3. Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. At October 31, 2022, the Company had not yet achieved profitable operations and expects to incur further losses in the development of its business, all of which raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however, there is no assurance of additional funding being available.

Note 4. Related Party Transactions

During the six months ended October 31, 2022 and 2021, the Company paid the President $27,500 and $30,000, respectively, for services. In addition, the President of the Company paid $1,994 of expenses on the Company’s behalf.

Note 5. Equity

On October 20, 2022, the Company filed articles of amendment to increase its authorized common shares to 160,000,000 with no par value.

During the six months ended October 31, 2022, the Company sold 5,600,000 shares of common stock and received proceeds of $44,250.

During the six months ended October 31, 2022, the Company issued 100,000 shares of common stock for services with a value of $2,900.

Note 6. Subsequent Events

On November 11, 2022, the Company sold 750,000 shares of common stock and received proceeds of $4,875.

F-29

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Introduction

You should read the matters described and incorporated by reference in “Risk Factors” and the other cautionary statements made in this Report, and incorporated by reference herein, as being applicable to all related forward-looking statements wherever they appear in this Report. We cannot assure you that the forward-looking statements in this Report will prove to be accurate and therefore prospective investors are encouraged not to place undue reliance on forward-looking statements. Other than as required by law, we undertake no obligation to update or revise these forward-looking statements, even though our situation may change in the future.

This information should be read in conjunction with the interim unaudited financial statements and the notes thereto included in this Quarterly Report on Form 10-Q, and the audited financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended April 30, 2022, filed with the Securities and Exchange Commission on July 29, 2022 (the “Annual Report”).

Certain capitalized terms used below and otherwise defined below, have the meanings given to such terms in the footnotes to our financial statements included above under “Part I - Financial Information” – “Item 1. Financial Statements”.

In this Quarterly Report on Form 10-Q, we may rely on and refer to information regarding the industries in which we operate in general from market research reports, analyst reports and other publicly available information. Although we believe that this information is reliable, we cannot guarantee the accuracy and completeness of this information, and we have not independently verified any of it.

Unless the context requires otherwise, references to the “Company,” “we,” “us,” “our,” and “Mass Megawatts Wind Power” refer specifically to Mass Megawatts Wind Power, Inc.

In addition, unless the context otherwise requires and for the purposes of this Report only:

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
●	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and
●	“Securities Act” refers to the Securities Act of 1933, as amended.

Where You Can Find Other Information

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us at http://www.sec.gov. Copies of documents filed by us with the SEC are also available from us without charge, upon oral or written request to our Secretary, who can be contacted at the address and telephone number set forth on the cover page of this Report. Our website address is http://www.massmegawatts.com/. The information on, or that may be accessed through, our website is not incorporated by reference into this Report and should not be considered a part of this Report.

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Summary of The Information Contained in Management’s Discussion and Analysis of Financial Condition and Results of Operations

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) is provided in addition to the accompanying financial statements and notes to assist readers in understanding our results of operations, financial condition, and cash flows. MD&A is organized as follows:

●	Overview. Summary of our operations.

●	Plan of Operations. A description of our plan of operations for the next 12 months including required funding.

●	Results of Operations. An analysis of our financial results comparing the three and six months ended October 31, 2022 and 2021.

●	Liquidity and Capital Resources. An analysis of changes in our balance sheets and cash flows and discussion of our financial condition.

●	Critical Accounting Policies and Estimates. Accounting estimates that we believe are important to understanding the assumptions and judgments incorporated in our reported financial results and forecasts.

Overview

Corporate Information

Our principal executive offices are located at 100 Boston Turnpike, Ste J9B#290 Shrewsbury, MA, and our telephone number is (508) 942-3531.

Summary of Business

Mass Megawatts’ principal line of business is to develop a solar tracker for production to produce sales in the near term and wind energy production equipment for potential applications in the longer term. Currently, we have only solar tracker prototypes for the purpose of testing and finalizing the design before any commercial or mass production. The patent filings related to the solar trackers are pending and not yet granted. The Company is currently finding locations for suitable operating facilities for its solar project using the solar tracker technology. In addition to its solar projects, the company intends to build and operate wind energy generated power plants utilizing proprietary MultiAxis Turbine technology after the solar tracker technology develops to a level of consistent sales to be able to be profitable or close to profitable. Mass Megawatts built several wind energy power plants to test and develop the new technology. However, we have not achieved a final product for commercial production of the wind power plants.

Summary of Primary Business (Solar Tracker Product)

The patent pending, Mass Megawatts ‘Solar Tracking System’ (STS) is a complete solar power system that is designed to continually adjust the position of solar panels to receive the optimal level of direct sunlight throughout the day. Unlike other solar tracking technologies, the Mass Megawatts STS utilizes a low-cost structure that adds stability to the overall solar-power system while improving energy production levels for the customer.

Plan of Operations

We had a working capital deficit of $119,921 as of October 31, 2022. With our current cash on hand and based on our current average monthly expenses, we don’t currently anticipate the need for additional funding in order to continue our operations at their current levels and to pay the costs associated with being a public company for the next 12 months. We may however require additional funding in the future to expand or complete acquisitions. Our plan for the next twelve months is to continue using the same marketing and management strategies and continue providing a quality product with excellent customer service while also seeking to expand our operations organically or through acquisitions as funding and opportunities arise, and as discussed above, we have also purchased a homesite which we intend to construct a custom home on which we then plan to sell. As our business continues to grow, customer feedback will be integral in making small adjustments to improve the product and overall customer experience. We plan to raise additional required funding when required through the sale of debt or equity, which may not be available on favorable terms, if at all, and may, if sold, cause significant dilution to existing stockholders. If we are unable to access additional capital moving forward, it may hurt our ability to grow and to generate future revenues.

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Results of Operations

For the Three Months Ended October 31, 2022 Compared to the Three Months Ended October 31, 2021

We had operating expenses consisting solely of general and administrative expenses of $57,485 for the three months ended October 31, 2022, compared to operating expenses consisting solely of general and administrative expenses of $48,089 for the three months ended October 31, 2021. Operating expenses increased by $9,396 or 20% from the prior period mainly due to increase in professional fees which were offset by a decrease in filings fees.

We had net loss of $57,485 for the three months ended October 31, 2022, compared to a net loss of $48,089 for the three months ended October 31, 2021, an increase in net loss of $9,396 or 20%, due to the increase in general and administrative expenses.

For the Six Months Ended October 31, 2022 Compared to the Six Months Ended October 31, 2021

We had operating expenses consisting solely of general and administrative expenses of $149,327 for the six months ended October 31, 2022, compared to operating expenses consisting solely of general and administrative expenses of $114,079 for the six months ended October 31, 2021. Operating expenses increased by $35,248 or 31% from the prior period mainly due to increase in professional fees which were offset by a decrease in filings fees.

We had net loss of $149,327 for the six months ended October 31, 2022, compared to a net loss of $114,079 for the six months ended October 31, 2021, an increase in net loss of $35,248 or 31%, due to the increase in general and administrative expenses.

Liquidity and Capital Resources

We had total assets of $12,776 as of October 31, 2022, consisting of total current assets of $12,776, which included cash of $11,776, deposit of $1,000.

We had total liabilities of $132,697 as of October 31, 2022, which included current liabilities of $132,697, including accounts payable and accrued liabilities of $103,603, deferred revenue of $27,100 and advances from related party of $1,994.

We had a working capital deficit of $119,921 as of October 31, 2022, compared to a working capital deficit of $17,744 as of April 30, 2022.

We had $140,338 of net cash used in operating activities for the six months ended October 31, 2022, as compared to $123,942 of net cash provided by operating activities for the six months ended October 31, 2021.

We had $44,250 of cash provided by financing activities for the six months ended October 31, 2022, as compared to $64,500 of cash provided by financing activities for the six months ended October 31, 2021, which were due to proceeds from sale of common shares.

We do not currently have any additional commitments or identified sources of additional capital from third parties or from our officers, directors or majority stockholders. Additional financing may not be available on favorable terms, if at all.

In the future, we may be required to seek additional capital by selling additional debt or equity securities, or otherwise be required to bring cash flows in balance when we approach a condition of cash insufficiency. The sale of additional equity or debt securities, if accomplished, may result in dilution to our then stockholders. Financing may not be available in amounts or on terms acceptable to us, or at all. In the event we are unable to raise additional funding and/or obtain revenues sufficient to support our expenses, we may be forced to curtail or abandon our business operations, and any investment in the Company could become worthless.

Critical Accounting Policies and Estimates

The preparation of financial statements and related disclosures in conformity with U.S. generally accepted accounting principles and the Company’s discussion and analysis of its financial condition and operating results require the Company’s management to make judgments, assumptions and estimates that affect the amounts reported. Management bases its estimates on historical experience and on various other assumptions it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates, and such differences may be material.

“Note 1. The Company and Summary of Significant Accounting Policies” in Part I, Item 1 of this Form 10-Q and “Note 1. The Company, Summary of Significant Accounting Policies and Going Concern” in the Notes to Financial Statements in Part II, Item 8, of the 2021 Annual Report, describe the significant accounting policies and methods used in the preparation of the Company’s financial statements.

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Item 3. Quantitative and Qualitative Disclosures about Market Risk

Pursuant to Item 305(e) of Regulation S-K (§ 229.305(e)), the Company is not required to provide the information required by this Item as it is a “smaller reporting company,” as defined by Rule 229.10(f)(1).

Item 4. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Under the direction and with the participation of the Company’s management, including the Company’s Chief Executive and Chief Financial Officer, the Company has conducted an evaluation of the effectiveness of the design and operation of its disclosure controls and procedures as of October 31, 2022. The Company maintains disclosure controls and procedures that are designed to ensure that information required to be disclosed in its periodic reports with the Securities and Exchange Commission is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and regulations, and that such information is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure. The Company’s disclosure controls and procedures are designed to provide a reasonable level of assurance of reaching its desired disclosure control objectives. Based on the evaluation, the Chief Executive and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were not effective as of October 31, 2022.

Changes in Internal Control Over Financial Reporting

There was no change in the Company’s internal control over financial reporting that occurred during the three months ended October 31, 2022 that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

Limitations on Effectiveness of Controls and Procedures

The Company’s disclosure controls and procedures are designed to provide the Company’s Principal Executive Officer and Principal Financial Officer with reasonable assurances that the Company’s disclosure controls and procedures will achieve their objectives. However, the Company’s management does not expect that the Company’s disclosure controls and procedures or the Company’s internal control over financial reporting can or will prevent all human error. A control system, no matter how well designed and implemented, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Furthermore, the design of a control system must reflect the fact that there are internal resource constraints, and the benefit of controls must be weighed relative to their corresponding costs. Because of the limitations in all control systems, no evaluation of controls can provide complete assurance that all control issues and instances of error, if any, within the Company are detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur due to human error or mistake. Additionally, controls, no matter how well designed, could be circumvented by the individual acts of specific persons within the organization. The design of any system of controls is also based in part upon certain assumptions about the likelihood of future events, and such design may not succeed in achieving its stated objectives under all potential future conditions.

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Part III Exhibits Index to Exhibits

Number	Exhibit Description

2.1	Restated Articles of Incorporation
2.2	Corporate Bylaws
2.3	Subscription Agreement
2.4	License Agreement between Mass Megawatts and Jonathan Ricker
2.5	Legal Opinion
2.6	Consent of Auditor Malone Bailey
2.7	Consent of Auditor L&L CPAs,PA
2.8	Amendment to Articles of Incorporation

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Worcester, State of Massachusetts on February 24, 2023.

Mass Megawatts Wind Power, Inc.

By	/s/ Jonathan Ricker
Jonathan Ricker
Chief Executive Officer

The offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jonathan Ricker
JonathanRicker
Chief Executive Officer
February 24, 2023

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